UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

 ☑ Filed by the Registrant                  ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

 Blackbaud, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

2016 ANNUAL MEETING OF
STOCKHOLDERS & PROXY STATEMENT
blackbaud™
power your passion

2016 Proxy Statement	1

LETTER TO STOCKHOLDERS FROM OUR BOARD OF DIRECTORS

Fellow Blackbaud Stockholders:
Blackbaud is a leading provider of software and services for the worldwide philanthropic community. As a market leader in a large and growing market, our Company offers its customers a comprehensive solution set combined with domain expertise. As stewards of this Company, we are committed to achieving long-term performance and delivering stockholder value through a strong business model and five point strategy for growth, which is: building integrated and open solutions in the cloud; driving sales effectiveness; expanding the Company’s total addressable market into near adjacent markets through acquisitions; streamlining operations; and executing on margin improvement plans. With that strategy in mind, the Board of Directors is pleased with the Company’s progress over the past year.
In 2015, the Company:

•	Increased total revenue by 13.0% to $637.9 million;

•	Increased total non-GAAP organic revenue* by 6.1%, 7.7% in constant currency;

•	Grew recurring revenue to approximately 76.1% of total revenue;

•	Increased income from operations by 0.8% to $46.7 million;

•	Increased non-GAAP income from operations* by 19.9% to $122.0 million

•	Increased cash flow from operations by 11.8% to $114.3 million;

•	Provided returns to stockholders by paying $22.5 million in dividends;

•
Expanded its subscription-based cloud delivery model, including the announcement of the general availability of Raiser's Edge NXT® and Financial Edge NXT®, and introduction of Blackbaud SKYTM, our new, innovative cloud technology architecture for the global philanthropic community;

•	Launched a formal Sales Effectiveness Program to streamline processes and expand our direct sales and customer success teams, and announced a value added reseller ("VAR") program, launching in 2016;

•
Completed the acquisition of Smart, LLC, which expanded our addressable market into K-12 tuition and financial aid management, a new and near adjacency within the education market, which added an estimated $700 million to our total addressable market;

•	Substantially completed the implementation of an enterprise quality enhancement program and extended our relentless focus on quality to process optimization across the entire organization; and

•
Generated financial results that keep us on track to deliver against our long-term aspirational goals related to revenue growth and margin expansion, and announced an updated long-term aspirational goal for aggregate operating cash flow over the four-year period from 2014 to 2017 from an initial estimated range of $400 million to $450 million to an updated estimated range of $500 million to $550 million.

We remain committed to continuing stockholder communication and engagement to better understand your views on the Company and, in particular, our executive compensation program. In 2015, as we do every year, we reviewed our executive compensation program with our Compensation Committee’s independent compensation consultant, Compensia, Inc., and benchmarked our programs against our industry peers.
Our compensation decisions, including the continued practice of making annual grants to our executive officers of performance-based restricted stock units, reinforce our strong pay-for-performance compensation philosophy. We are committed to providing competitive, performance-based compensation opportunities to our executive officers, who collectively are responsible for making our Company successful, and are confident that our compensation programs achieve this aim.
We appreciate your investment in Blackbaud and value your input and continued support.

The Board of Directors of Blackbaud, Inc.
April 26, 2016
* See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

2	2016 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 15, 2016
4:00 p.m., Eastern Time

Blackbaud Corporate Headquarters
2000 Daniel Island Drive, Charleston, South Carolina 29492

Fellow Blackbaud Stockholders:
The 2016 Annual Meeting of Stockholders of Blackbaud, Inc. will be held on Wednesday, June 15, 2016 at 4:00 p.m., Eastern Time, at our corporate headquarters located at 2000 Daniel Island Drive, Charleston, South Carolina 29492, to take action on the following business:

1.	To elect the two Class C directors named in the Proxy Statement, each for a three-year term expiring in 2019;
2.	To approve, on an advisory basis, the 2015 compensation of our named executive officers;
3.	To approve the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a stockholder of record of Blackbaud common stock as of the close of business on April 18, 2016, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.
You are cordially invited to attend the meeting in person; however, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.
Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.

By order of the Board of Directors

Jon W. Olson
Senior Vice President, General Counsel and Secretary
Dated:	April 26, 2016

2016 Proxy Statement	3

PROXY SUMMARY

This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this proxy statement. Because this is only a summary, it does not contain all of the information that you should consider, and you should read the entire proxy statement carefully prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	June 15, 2016, 4:00 p.m., Eastern Time

PLACE:	Blackbaud Corporate Headquarters, 2000 Daniel Island Drive, Charleston, South Carolina 29492. See "Directions to the 2015 Annual Meeting of Stockholders" on page 64 of this Proxy Statement.

RECORD DATE:	April 18, 2016

VOTING:
Stockholders as of the record date are entitled to vote. Each share of Blackbaud common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Even if you plan to attend the 2016 Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods (see page 61 for additional details). Make sure you have your proxy card or voting instruction form in hand and follow the instructions.

	Use the Internet	Call Toll-Free	Mail Your Proxy Card

	8	'	*
	www.proxyvote.com	1-800-690-6903	Follow the instructions on your proxy materials
ADMISSION:	Proof of share ownership and a form of personal photo identification will be required to enter the Blackbaud Annual Meeting.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board's Voting Recommendation	Voting Standard	Page Number (for more details)
No. 1	Election of two Class C directors, each for a three-year term expiring in 2019.	✓ FOR (each nominee)	Majority of votes present and entitled to vote	9
No. 2	Advisory vote to approve the 2015 compensation of our named executive officers.	✓ FOR	Majority of votes present and entitled to vote	24
No. 3	Approve the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.	✓ FOR	Majority of votes present and entitled to vote	48
No. 4	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	✓ FOR	Majority of votes present and entitled to vote	58

4	2016 Proxy Statement

Table of Contents	PROXY SUMMARY

MEMBERS OF OUR BOARD OF DIRECTORS (pages 10-16)

	Age	Director Since	Class	Current Term Expires	Expiration of Term For Which Nominated	Independent	Other Public Company Boards	Committee Memberships
Name, Primary Occupation								AC	CC	NCGC	ROC
Timothy Chou, Ph.D. President of Oracle On Demand, a division of Oracle Corporation (Retired)	61	2007	A	2017	-	Yes	None		●	●
George H. Ellis Chief Financial Officer of The Studer Group L.L.C.	67	2006	B	2018	-	Yes	1	●
Michael P. Gianoni President and CEO of Blackbaud, Inc.	55	2014	C	2016	2019	No	1
David G. Golden Managing Partner of Revolution Ventures	57	2010	B	2018	-	Yes	2	●
Peter J. Kight Private Investor	60	2014	A	2017	-	Yes	1	●			●
Andrew M. Leitch Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)	72	2004	B	2018	-	Yes	2	●		●	●
Sarah E. Nash Vice Chairman of JPMorgan Chase & Co. (Retired)	62	2010	C	2016	2019	Yes	1		●	●
Joyce M. Nelson President and Chief Executive Officer of National Multiple Sclerosis Society (Retired)	65	2012	A	2017	-	Yes	None		●	●
● - Committee Chair
AC - Audit Committee
CC - Compensation Committee
NCGC - Nominating and Corporate Governance Committee
ROC - Risk Oversight Committee

INFORMATION ABOUT OUR BOARD AND COMMITTEES (pages 16-18)

	Number of Members	Independence	Number of Meetings During Fiscal Year 2015
Full Board	8	88%	7
Audit Committee	4	100%	12
Compensation Committee	3	100%	6
Nominating and Corporate Governance Committee	4	100%	4
Risk Oversight Committee(1)	2	100%	1

(1)	Formed in the third quarter of 2015.

2015 PERFORMANCE HIGHLIGHTS (page 25)

Total Revenue	Non-GAAP Organic Revenue Growth in Constant Currency(1)	Non-GAAP Income from Operations(1)	Cash Flow From Operations	Recurring Revenue
$637.9M	7.7%	$122.0M	$114.3M	76.1%
(increased 13.0%)		(increased 19.9%)	(increased 11.8%)	(vs. 72.8% in 2014)

(1)	See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

2016 Proxy Statement	5

PROXY SUMMARY	Table of Contents

GOVERNANCE HIGHLIGHTS

Governance Matter	Summary Highlights		Page Number (for more details)
Board Independence	✓	Independent Board, except CEO	14
	✓	Independent Board Chairman	14
	✓	100% Independent Committee Members	14
	✓	Regular Executive Sessions of Independent Directors	16
	✓	Committee Authority to Retain Independent Advisors	15
Director Elections	✓	Majority Voting	61
Meeting Attendance	✓	All Directors Attended At Least 75% of the Total Number of Meetings of our Board and Committees on which the Director Served in 2015	16
Evaluating and Improving Board Performance	✓	Annual Board Evaluations	17
	✓	Annual Committee Evaluations	17
Aligning Director and Stockholder Interests	✓	Director Stock Ownership Guidelines	21
	✓	Annual Director Equity Grants	19
Aligning Executive Officer and Stockholder Interests	✓	Executive Officer Stock Ownership Guidelines	39
	✓	Executive Compensation Driven by Pay-For-Performance Philosophy	26
Other	✓	Annual Non-binding, Advisory ("Say-on-Pay") Vote	24
	✓	Risk Oversight Committee of the Board	18
	✓	Prohibition on Pledging and Hedging of Company Securities	27
	✓	Equity Plan Prohibits Stock Option Exchanges or Repricing Without Stockholder Approval	27

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM (page 26)

Component	Description
Base Salary	Fixed compensation component payable in cash
Annual Cash Bonus	Variable compensation component payable based on performance against pre-established short-term performance objectives
Annual Equity Grants	Variable and long-term compensation component consisting of 50% restricted stock awards (“RSAs”) and 50% performance-based restricted stock units (“PRSUs”)
“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees

6	2016 Proxy Statement

Table of Contents	PROXY SUMMARY

2015 EXECUTIVE COMPENSATION ACTIONS (page 27)

Base Salaries

•	Increased base salaries of our named executive officers (other than our newly hired Executive Vice President and President, Enterprise Customer Business Unit) by 3.0% from their 2014 levels.
Annual Cash Bonuses

•
Increased the target annual cash bonus opportunity for certain of our named executive officers (other than our President and CEO and Executive Vice President of Corporate and Product Strategy) to 65% of their earned base salaries.

•	Due to excellent financial performance in 2015, awarded cash bonuses that were, on average, 115% of each named executive officer's target annual cash bonus opportunity.
Long-term Incentive Compensation

•
Approved grants of annual equity awards consisting of RSAs and PRSUs for our named executive officers that met competitive market concerns, supported our retention objectives, and rewarded overall company performance.

Amended and Restated CEO Employment Agreement

•
Entered into an amended and restated employment and noncompetition agreement (the "Amended Agreement") with our CEO. Pursuant to the Amended Agreement, our CEO received a grant of RSAs valued at $5.0 million (the “Retention Grant”). The Retention Grant consisted of 80,555 RSAs, which were granted on December 14, 2015. The Retention Grant will vest in full on December 31, 2019 and is contingent upon our CEO's continued employment as of the vesting date. The vesting period aligns with the term of the Amended Agreement and is intended to facilitate the retention of our CEO for this extended period in consideration of our achievements and progress towards our long-term goals under his leadership.

2015 NEO COMPENSATION SUMMARY (page 41)

Set forth below is the 2015 compensation for each of our named executive officers as determined under SEC rules. See the notes accompanying the 2015 Summary Compensation Table beginning on page 41 for more information.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Michael P. Gianoni President and CEO	$613,506	$—	$10,111,855	$—	$709,820	$50,165	$11,485,346
Anthony W. Boor Executive Vice President and CFO	434,567	—	2,028,298	—	326,813	30,723	2,820,401
Kevin W. Mooney Executive Vice President and President, General Markets Business Unit	412,274	—	1,521,212	—	325,031	24,617	2,283,134
Charles T. Cumbaa Executive Vice President of Corporate and Product Strategy	393,666	—	1,521,212	—	227,734	24,693	2,167,305
Brian E. Boruff Executive Vice President and President, Enterprise Customer Business Unit	272,023	50,000	1,104,539	—	195,220	20,090	1,641,872

2016 Proxy Statement	7

2000 DANIEL ISLAND DRIVE
CHARLESTON, SC 29492

April 26, 2016

PROXY STATEMENT

The Board of Directors of Blackbaud, Inc. (the "Board" or "Board of Directors") is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2016 Annual Meeting of Stockholders of Blackbaud, Inc. The meeting will be held on Wednesday, June 15, 2016 at 4:00 p.m. Eastern Time, at Blackbaud's corporate headquarters located at 2000 Daniel Island Drive, Charleston, South Carolina 29492. The proxies also may be voted at any adjournments or postponements of the meeting.
We are first furnishing the proxy materials including the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2015 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them via the Internet on April 26, 2016. All properly completed proxies submitted by Internet or telephone and properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record and beneficial owners of common stock of the Company as of the close of business on the record date, April 18, 2016, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record and beneficial owner on the record date is entitled to one vote for each share of common stock held. Stockholders’ votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2016.
The Notice of Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report on Form 10-K are available at www.proxyvote.com

8	2016 Proxy Statement

GOVERNANCE
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors consists of eight members and is divided into three classes, the members of which each serve for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Each of our existing Class C directors, Sarah E. Nash and Michael P. Gianoni, have been nominated to fill a three-year term expiring in 2019. The two other classes of directors, who were elected or appointed for terms expiring at the annual meetings in 2017 and 2018, respectively, will remain in office.
If you are a stockholder of record, unless you mark your Proxy Card otherwise, the proxy holders will vote the proxies received by them for the two Class C nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.
If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the two Class C director nominees.

The voting requirements for this Proposal 1 are described above and under "Additional Information" on page 61 of this Proxy Statement.

Director Qualifications
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole in light of the Company's current business. The Board believes the areas of director expertise that contribute to a well-functioning Board to effectively oversee the Company's strategy and management include:

2016 Proxy Statement	9

GOVERNANCE	Table of Contents

Biographies of Our Director Nominees
The biographies of our directors as of April 18, 2016 are set forth below. There are no family relationships among our directors, director nominees or executive officers. The business address for each of our directors, director nominees and executive officers for matters regarding Blackbaud is 2000 Daniel Island Drive, Charleston, South Carolina 29492.

MICHAEL P. GIANONI	Age 55	Director since January 2014

President and Chief Executive Officer of Blackbaud, Inc.

NON-INDEPENDENT DIRECTOR Class C		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2016		✓	Leadership - Current CEO
Blackbaud Board Committees None		✓	Business Operations
Other Public Boards Teradata Corporation		✓	Technology and Software Industries
		✓	Nonprofit Industry
		✓	Public Company Board Service
Biography
Mr. Gianoni joined us as President, Chief Executive Officer and a member of the Board of Directors in January 2014. Prior to joining us, he served as Executive Vice President and Group President, Financial Institutions at Fiserv, Inc., a global technology provider serving the financial services industry, from January 2010 to December 2013. He joined Fiserv as President of its Investment Services division in December 2007. Mr. Gianoni was Executive Vice President and General Manager of CheckFree Investment Services, which provided investment management solutions to financial services organizations, from June 2006 until December 2007 when Fiserv acquired CheckFree. From May 1994 to November 2005, he served as Senior Vice President of DST Systems Inc., a global provider of technology-based service solutions. Mr. Gianoni is a member of the board of directors of Teradata Corporation, a publicly traded global big data analytics and marketing applications company, as well as the University of New Haven. He holds an AS in electrical engineering from Waterbury State Technical College, a BS with a business concentration from Charter Oak State College and an MBA and honorary Doctorate from the University of New Haven.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Gianoni's unique knowledge and experience in the technology industry and his experience with nonprofit organizations, as well as his leadership as our President and CEO since January 2014, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

SARAH E. NASH	Age 62	Director since July 2010

Vice Chairman of JPMorgan Chase & Co. (Retired)

INDEPENDENT DIRECTOR Class C		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2016		✓	Business Development and Corporate Transactions
Blackbaud Board Committees Compensation (Chair), Nominating and Corporate Governance		✓	Finance
		✓	Corporate Governance
Other Public Boards Knoll, Inc.		✓	Nonprofit Industry
		✓	Public Company Board Service
Biography
Ms. Nash joined the Board of Directors in July 2010. Ms. Nash currently serves on the boards of directors of Knoll, Inc. as well as private companies HBD Industries, Inc. and Irving Oil Ltd. She also served on the board of directors of Merrimack Pharmaceuticals, Inc. from May 2006 until December 2014. Ms. Nash is trustee of the New York-Presbyterian Hospital. She is also a member of the Business Leadership Council of City University of New York and the National Board of the Smithsonian

10	2016 Proxy Statement

Table of Contents	GOVERNANCE

Institution. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as Vice Chairman in July 2005. Ms. Nash holds a BA in political science from Vassar College.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nash’s knowledge and experience in capital markets, strategic transactions, corporate governance and nonprofit organizations led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

Biographies of Our Directors Not Up For Re-election At This Meeting

TIMOTHY CHOU, Ph.D.	Age 61	Director since June 2007

President of Oracle On Demand, a division of Oracle Corporation (Retired)

INDEPENDENT DIRECTOR Class A		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2017		✓	Business Operations
Blackbaud Board Committees Compensation, Nominating and Corporate Governance		✓	Technology and Software Industries
		✓	Business Development and Corporate Transactions
Other Public Boards None		✓	Corporate Governance
Biography
Dr. Chou joined the Board of Directors in June 2007. From November 1999 until his retirement from full-time employment in January 2005, Dr. Chou served as President of Oracle On Demand, a division of Oracle Corporation, a provider of enterprise software and computer hardware products and services. Prior to that, Dr. Chou served as Chief Operating Officer of Reasoning, Inc., an information technology services firm, and as Vice President, Server Products, of Oracle Corporation. Dr. Chou is the author of “The End of Software” and is a lecturer at Stanford University. Dr. Chou holds a BS in Electrical Engineering from North Carolina State University and MS and PhD degrees in Electrical Engineering from the University of Illinois Urbana-Champaign.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Dr. Chou’s knowledge and experience in the software-as-a-service and cloud computing industry, corporate governance as well as his senior leadership roles and operational experience in large organizations in the information technology industry led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

GEORGE H. ELLIS	Age 67	Director since March 2006

Chief Financial Officer of The Studer Group L.L.C.

INDEPENDENT DIRECTOR Class B		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2018		✓	Leadership - Former CEO
Blackbaud Board Committees Audit (Chair)		✓	Accounting and Finance
Other Public Boards Liquidity Services, Inc.		✓	Nonprofit Industry
		✓	Technology and Software Industries
		✓	Public Company Board Service
Biography
Mr. Ellis joined the Board of Directors in March 2006. Mr. Ellis has been Chief Financial Officer of The Studer Group L.L.C., a private company in the health care industry (now an operating unit of Huron Consulting Group Inc.), since September 2011. Prior to that, from July 2006 to August 2011, Mr. Ellis was Chief Financial Officer of Global 360, Inc., now OpenText Corporation, a private company offering business process management services. Since April 2010, Mr. Ellis has served on the board of Liquidity Services, Inc., currently as Chairman of its audit committee. He has also served in several capacities at

2016 Proxy Statement	11

GOVERNANCE	Table of Contents

Softbrands, Inc., as a member of its board of directors from October 2001 to August 2009, serving as Chairman from October 2001 to June 2006, and Chief Executive Officer from October 2001 to January 2006. Mr. Ellis was the Chairman and Chief Executive Officer of AremisSoft Corporation from October 2001 to confirmation of its plan of reorganization under Chapter 11 of the Federal Bankruptcy Code in August 2002. Mr. Ellis, who served as a director of AremisSoft from April 1999 until February 2001, accepted the position at AremisSoft to assist in the reorganization. Mr. Ellis served on the board of directors of PeopleSupport, Inc. from October 2004 to October 2008. Mr. Ellis served as the Chief Operating Officer of the Community Foundation of Texas from August 1999 to July 2001. Mr. Ellis has served on the board of directors and advisory boards of several nonprofit companies in the Dallas area. Mr. Ellis is a licensed CPA and an attorney in the State of Texas. Mr. Ellis is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors and supplements his skill set through ongoing engagement with the director community and access to leading practices. Mr. Ellis holds a BS in accounting from Texas Tech University and a JD from Southern Methodist University.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Ellis’ knowledge and experience in leading large organizations in the information technology industry and his experience with financial, auditing and legal matters, as well as with nonprofit companies, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

DAVID G. GOLDEN	Age 57	Director since July 2010

Managing Partner of Revolution Ventures

INDEPENDENT DIRECTOR Class B		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2018		✓	Accounting and Finance
Blackbaud Board Committees Audit		✓	Business Development and Corporate Transactions
Other Public Boards Barnes & Noble Education, Inc., Everyday Health, Inc.		✓	Legal and Compliance
		✓	Corporate Governance
		✓	Public Company Board Service
Biography
Mr. Golden joined the Board of Directors in July 2010. Mr. Golden has been a Managing Partner at Revolution Ventures, an early-stage venture affiliate of Revolution LLC, since January 2013. Mr. Golden was a Partner, Executive Vice President and Strategic Advisor at Revolution LLC, a private investment company, from March 2006 until December 2011. Prior to that Mr. Golden spent 18 years, including five years as Vice Chairman, with JPMorgan Chase & Co. (and predecessor companies), a financial services firm. Mr. Golden also served as Executive Chairman at Code Advisors, a private merchant bank, from its founding in 2010 through 2012. Mr. Golden currently serves on the board of directors of Barnes & Noble Education, Inc., Everyday Health, Inc. and several private companies. Mr. Golden serves on the advisory boards of several private investment companies. Mr. Golden holds an AB in Government from Harvard College and a JD from Harvard Law School, where he was an editor of The Harvard Law Review.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Golden’s knowledge and experience in capital markets, strategic transactions, corporate governance, as well as financial and legal matters, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

12	2016 Proxy Statement

Table of Contents	GOVERNANCE

PETER J. KIGHT	Age 60	Director since December 2014

Private Investor

INDEPENDENT DIRECTOR Class A		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2017		✓	Leadership - Former CEO
Blackbaud Board Committees Risk Oversight (Chair), Audit		✓	Business Development and Corporate Transactions
Other Public Boards Huntington Bancshares Incorporated		✓	Business Operations
		✓	Corporate Governance
		✓	Public Company Board Service
Biography
Mr. Kight joined the Board of Directors in December 2014. He has been self-employed as a private investor since April 2015. Mr. Kight served as a senior advisor at Comvest Partners, a private investment firm providing equity and debt capital to middle market companies across the United States, from January 2010 to April 2015. He served as Co-Chairman and Managing Partner of Comvest Advisors, LLC, from January 2010 to April 2013. From December 2007 to March 2010, Mr. Kight served as Vice Chairman of Fiserv and as director from December 2007 to May 2012 following Fiserv's acquisition of CheckFree Corporation, a leading provider of electronic commerce services and products. Mr. Kight founded CheckFree Corporation in 1981 and served as its Chairman and Chief Executive Officer until December 2007. Mr. Kight has served on the board of directors of Huntington Bancshares Incorporated, a multi-state diversified regional bank holding company, since June 2012. Mr. Kight served on the boards of directors of Akamai Technologies, Inc., a publicly traded company that distributes computing solutions and services, from March 2004 to July 2012, and Manhattan Associates, Inc., a publicly traded company that provides supply chain planning and execution solutions, from October 2007 to July 2011.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Kight’s leadership experience at various other public companies, including strategic planning and operational experience, as well as valuable insight on public company governance practices, and his knowledge of the payment services industry, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

ANDREW M. LEITCH	Age 72	Director since February 2004

Chairman of the Board of Blackbaud, Inc., Regional Partner - Asia of Deloitte & Touche LLP (Retired)

INDEPENDENT DIRECTOR Class B		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2018		✓	Leadership - Current Chairman
Blackbaud Board Committees Nominating and Corporate Governance (Chair), Audit, Risk Oversight		✓	Accounting and Finance
		✓	Corporate Governance
Other Public Boards STR Holdings, Inc, Taxus Cardium Pharmaceuticals Group Inc.		✓	Public Company Board Service
Biography
Mr. Leitch joined the Board of Directors in February 2004 and has served as our Chairman since July 2009. Mr. Leitch was with Deloitte & Touche LLP, an accounting firm, for over 27 years, last serving as the Vice Chairman of the Management Committee, Hong Kong from September 1997 to March 2000. Mr. Leitch has served on the boards of directors of the following public companies: STR Holdings, Inc. since November 2009; Taxus Cardium Pharmaceuticals Group Inc. since August 2007; and L & L Energy, Inc. from February 2011 to August 2011. Mr. Leitch also serves as director of other private companies. He is a CPA in the State of New York and a Chartered Accountant in Ontario, Canada.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Mr. Leitch’s experience in auditing and accounting, corporate governance, board service on various other public companies as well as his leadership as our Board Chairman since July 2009, led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that he is well qualified to serve as a director of our Company.

2016 Proxy Statement	13

GOVERNANCE	Table of Contents

JOYCE M. NELSON	Age 65	Director since September 2012

President and Chief Executive Officer of National Multiple Sclerosis Society (Retired)

INDEPENDENT DIRECTOR Class A		DIRECTOR QUALIFICATION HIGHLIGHTS

Current Term Expires 2017		✓	Leadership - Former CEO
Blackbaud Board Committees Compensation, Nominating and Corporate Governance		✓	Nonprofit Industry
		✓	Business Operations
Other Public Boards None		✓	Corporate Governance
Biography
Ms. Nelson joined the Board of Directors in September 2012. From October 2011 to her retirement from full-time employment in September 2012, Ms. Nelson served as a special consultant to the in-coming President and Chief Executive Officer of the National Multiple Sclerosis Society (“NMSS”), a nonprofit organization focused on multiple sclerosis. From November 2004 to October 2011, Ms. Nelson served as President and Chief Executive Officer of NMSS. From December 1991 to November 2004, she led NMSS's national field services and fundraising departments. From June 1985 to December 1991, she led the Mid America (Greater Kansas City) chapter of NMSS. From September 1983 to June 1985, she oversaw fundraising activities for the Northern California Chapter of NMSS. Ms. Nelson was on the board of directors of NMSS from November 2004 to November 2011 and the Multiple Sclerosis International Federation from November 2004 to November 2011, as well as the advisory board to the North Park University School of Nonprofit Management from September 2006 to June 2010. Ms. Nelson holds a BA in English from North Park University, where she was named Distinguished Alum and awarded an honorary doctorate in 2012.
Experience, Skills and Qualifications of Particular Relevance to Blackbaud
Among other experience, qualifications, attributes and skills, Ms. Nelson’s leadership experience at a large nonprofit organization, including her knowledge and extensive operational experience in the nonprofit industry as well has her experience in corporate governance led to the conclusion of our Nominating and Corporate Governance Committee, and of our full Board, that she is well qualified to serve as a director of our Company.

BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors currently comprises eight members, namely Chairman Andrew M. Leitch, Timothy Chou, Ph.D., George H. Ellis, David G. Golden, Michael P. Gianoni, Peter J. Kight, Sarah E. Nash and Joyce M. Nelson.
We have historically separated the position of Chairman, currently independent director Andrew M. Leitch, and that of Chief Executive Officer (“CEO”), currently Michael P. Gianoni. While the Board of Directors believes the separation of these positions has served our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and CEO. We believe our leadership structure is appropriate given the size of our Company in terms of number of employees, Mr. Leitch’s experience on boards of directors and management skills, and Mr. Gianoni’s experience and understanding of our Company and industry.

Independence of Directors
The Board of Directors has adopted categorical standards or guidelines to assist it in making independence determinations with respect to each director. These standards are published in Section 1 of our Corporate Governance Guidelines and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com. The Board has determined that the following seven directors are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Dr. Chou; Mr. Ellis; Mr. Golden; Mr. Kight; Mr. Leitch; Ms. Nash; and Ms. Nelson. As part of such determination of independence, the Board has affirmatively determined that none of these directors has a relationship with us that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. Mr. Gianoni, our President and CEO, is the only member of management serving as a director.

14	2016 Proxy Statement

Table of Contents	GOVERNANCE

Each Board committee is composed entirely of independent directors in accordance with Rule 5605(a)(2) of the NASDAQ Marketplace Rules, the Sarbanes-Oxley Act and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), as applicable. The Board and each committee have the authority to obtain, at our expense, the advice and assistance from independent advisors, experts and others as they may deem necessary, and to the extent they engage any such advisors they consider the independence of such advisors and any conflict of interest that may exist.
Furthermore, our Compensation Committee consists entirely of independent directors in accordance with NASDAQ Marketplace Rule 5605(d)(2)(A). The Board has also determined that each member of the Compensation Committee qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code, and each member qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act.

Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The Board of Directors adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows, including, but not limited to, Board and Committee composition and selection, director responsibilities, director access to executive officers and employees, and CEO performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Code of Business Conduct and Ethics and Code of Ethics
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The Board has also adopted a separate Code of Ethics for our CEO and all senior financial officers, including our Chief Financial Officer (“CFO”), who is our principal accounting officer, our Corporate Controller, or persons performing similar functions. We will provide copies of our Code of Business Conduct and Ethics and Code of Ethics without charge upon request. To obtain a copy of our Code of Business Conduct and Ethics or Code of Ethics, please send your written request to Blackbaud, Inc., 2000 Daniel Island Drive, Charleston, South Carolina 29492, Attn: General Counsel. Our Code of Business Conduct and Ethics and Code of Ethics are also available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

Communication with the Board of Directors
Stockholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of correspondence.

2016 Proxy Statement	15

GOVERNANCE	Table of Contents

Information Regarding Meetings of the Board and Committees
During 2015, the Board of Directors held seven meetings. Each of our current directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during 2015.
The Board has established four standing committees. The following table provides membership and meeting information for each of the committees during 2015.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee	Risk Oversight Committee(3)
Timothy Chou, Ph.D.			●		●
George H. Ellis	●	†
Michael P. Gianoni
David G. Golden	●
Peter J. Kight	●					●
Andrew M. Leitch	●	†	●	(1)	●	●
Sarah E. Nash			●		●
Joyce M. Nelson			●	(2)	●
2015 Meetings	12		6		4	1
● - Committee Chair
† - Audit Committee Financial Expert

(1)	Mr. Leitch served on the Compensation Committee through September 2015.

(2)	Ms. Nelson joined the Compensation Committee in September 2015.

(3)	Formed in the third quarter of 2015.

Although we do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders, we strongly encourage all directors to attend. All directors attended our 2015 Annual Meeting of Stockholders.
In addition to the meetings held by the above-referenced committees, the independent non-employee members of the Board of Directors regularly meet in executive session without our CEO or any executive officers present. One purpose of these executive sessions is to evaluate the performance of management.
Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

AUDIT COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee assists the Board in its oversight of:
	•	the integrity of our financial statements;
George H. Ellis (Chair)† Andrew M. Leitch† David G. Golden Peter J. Kight	•	the performance of our internal audit function;
	•	the qualifications, independence and performance of our independent registered public accounting firm, for whose appointment the Committee bears primary responsibility;
	•	the review of our annual audited financial statements and quarterly financial statements;
2015 Meetings: 12	•	the review of our capital management;
† Audit Committee Financial Expert	•	the review of our public disclosures related to earnings, guidance and other matters as appropriate; and
	•	the review of our compliance with certain financial, regulatory and legal requirements.
See “Audit Committee Report” on page 58 of this Proxy Statement.

16	2016 Proxy Statement

Table of Contents	GOVERNANCE

COMPENSATION COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee:
	•	reviews and approves all compensation decisions relating to our executive officers, including approving the compensation decisions for the CEO;
Sarah E. Nash (Chair) Timothy Chou, Ph.D. Joyce M. Nelson	•	annually reviews and approves the compensation of our non-employee members of the Board of Directors;
	•	periodically reviews and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
2015 Meetings: 6	•	periodically reviews and makes recommendations to the Board of Directors with respect to stock ownership guidelines for the Company's executive officers and non-employee directors;
	•	administering and amending the Company's various incentive compensation and other similar plans; and
	•	reviews and assesses on a periodic basis the Company's compliance with laws and regulations relating to compensation and employee benefits, and other human resource matters.

Compensation Decisions
In evaluating incentive and other compensation and equity-based plans, the Compensation Committee considers the results of the most recent non-binding, advisory Say-on-Pay vote. As part of its review, the Compensation Committee also considers compensation data with respect to the executive officers' counterparts at the companies in our compensation peer group and the recommendations of the CEO regarding compensation for those executive officers reporting directly to him as well as other officers. See “Compensation Discussion and Analysis” beginning on page 25 of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee has responsibility for:
	•	identifying individuals qualified to become Board members;
Andrew M. Leitch (Chair) Timothy Chou, Ph.D. Sarah E. Nash Joyce M. Nelson 2015 Meetings: 4	•	recommending to the Board director nominees for the next annual meeting of stockholders;
	•	reviewing the qualifications and independence of the members of the Board and its various committees;
•
recommending to the Board the Corporate Governance Guidelines and reviewing such Guidelines on a regular basis to ensure compliance with sound corporate governance practices and legal, regulatory and NASDAQ requirements;

	•	leading the Board and its committees in their annual self-evaluation process; and
	•	reviewing our Company’s governance scores and ratings from third parties.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the Committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. The Committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills and independence. While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity to be an additional desirable characteristic in potential nominees. This commitment to diversity is part of our Corporate Governance Guidelines, which are available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.

2016 Proxy Statement	17

GOVERNANCE	Table of Contents

Our Bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director, whether by inclusion of such business in our proxy materials or otherwise, must deliver written notice of the nomination by registered mail, return receipt requested, to the Corporate Secretary at our principal executive offices not more than 75 and not less than 45 days before the meeting at which directors are to be elected. Any such notice must set forth the following: (a) the name, age, business address, residence and ownership of our stock of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) any material interest in the director nomination of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate; (c) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (d) as to the stockholder giving notice and Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director. Our Bylaws define “Stockholder Associated Person” as (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder; and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person. The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

RISK OVERSIGHT COMMITTEE(1)
Committee Members	Primary Responsibilities
(all independent)	Pursuant to its charter, the Committee assists the Board in its oversight of:
	•	the Company's risk management, compliance and control activities;
Peter J. Kight (Chair) Andrew M. Leitch 2015 Meetings: 1	•
the Company's cybersecurity risks, including the Company's cyber risk management practices, adequacy of insurance, adequacy of an incident response plan and the Company's ability to respond to a cyber breach;

	•	the Company's systems of operational controls regarding certain legal and regulatory compliance; and
	•	the compliance with certain legal and regulatory requirements applicable to the Company.

(1)	Formed in the third quarter of 2015.

While our Company’s senior management is responsible for management of risk, the Board and its committees play a significant role in overseeing this function. Each of the committees oversees risks associated with its respective area of responsibility. In particular, the Audit Committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Corporate Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. The Risk Oversight Committee oversees risks related to information technology security, in addition to the risk oversight described above. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.

18	2016 Proxy Statement

Table of Contents	GOVERNANCE

DIRECTOR COMPENSATION
The general policy of the Board of Directors is that the compensation for our non-employee directors should be a mix of cash and equity-based compensation. The Board periodically reviews our director compensation program and practices, generally once every other year, and makes changes as it deems appropriate. The current director compensation program and practices were adopted in June 2013.
For 2015, annual compensation for our non-employee directors consisted of the following components:

Component	Amount and Description	Maximum Number of Meetings (if applicable)
Annual Cash Retainer(1)	$50,000 (unless the non-employee directors elect to receive RSAs in lieu of a portion or all of their annual cash retainers)	8
Annual Equity Grants(2)
Approximately $165,000 in RSAs that vest in full on the first anniversary of the date of grant or, if earlier, immediately prior to the following annual election of directors of our Company, provided that the director is still serving as a member of the Board of Directors at that time. Recipients of RSAs have the right to vote such shares and receive dividends

Board Chair Fee(1)	$50,000
Committee Chair Fees(1)	$30,000 for the Audit Committee $20,000 for the Compensation Committee $15,000 for the Nominating and Corporate Governance Committee $20,000 for the Risk Oversight Committee	12 8 4 4
Committee Member Fees(1)	$15,000 for the Audit Committee $10,000 for the Compensation Committee $10,000 for the Nominating and Corporate Governance Committee $10,000 for the Risk Oversight Committee	12 8 4 4
Meeting Fees
All non-employee chairs and members of the Board and committees receive $1,000 for each meeting they attend in person or by telephone above the specified maximum number of meetings for the Board and committees on which they serve

(1)	This cash retainer is paid on a quarterly basis.

(2)	Based on a review of the competitive market in 2015, the Compensation Committee increased the annual equity grant value of our non-employee directors to approximately $235,000 beginning in 2016.

2015 Director Compensation Table
The following table sets forth the total compensation paid to each of our non-employee directors in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Timothy Chou, Ph.D.	$70,000	$172,609	$1,794	$244,403
George H. Ellis	80,000	172,609	1,794	254,403
David G. Golden	65,000	172,609	1,794	239,403
Peter J. Kight	15,000	225,027	672	240,699
Andrew M. Leitch	90,000	225,027	1,794	316,821
Sarah E. Nash	55,000	198,825	1,794	255,619
Joyce M. Nelson	60,000	172,609	1,794	234,403

(1)
On August 12, 2015, we granted each of our non-employee directors then serving 2,798 shares of RSAs with an aggregate grant date fair value of $172,609, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Messrs. Leitch and Kight elected to receive shares of RSAs in lieu of their entire annual cash retainer. Accordingly, on January 8, 2015, April 6, 2015, July 1, 2015, and October 15, 2015, Messrs. Leitch Kight each received 289, 274, 231 and 218 RSAs, respectively, with an aggregate grant date fair value of $52,418. Ms. Nash elected to receive RSAs in lieu of one-half of her annual cash retainer. Accordingly, on January 8, 2015, April 6, 2015, July 1, 2015, and October 15, 2015, Ms. Nash received 144, 137, 116 and 109 RSAs, respectively, with an aggregate grant date fair value of $26,216. No options to purchase shares of our common stock or SAR awards for shares of our common stock were granted to our non-employee directors in 2015.

(2)	The amounts reported consist of dividends paid in 2015 on shares of unvested RSAs granted as equity compensation.

2016 Proxy Statement	19

GOVERNANCE	Table of Contents

The following table shows the aggregate number of RSAs held by our non-employee directors as of December 31, 2015 that were received as compensation.

Name	Number of RSAs(1)
Dr. Chou	24,912	(2)
Mr. Ellis	11,960	(3)
Mr. Golden	27,197	(4)
Mr. Kight	3,810	(5)
Mr. Leitch	26,263	(6)
Ms. Nash	19,414	(7)
Ms. Nelson	12,405	(8)

(1)
Pursuant to our director compensation plan, we make annual grants of RSAs to our non-employee directors that vest in full on the first anniversary of the date of grant or, if earlier, immediately prior to the following annual election of directors of our Company, provided that the director is still serving as a member of the Board at that time.

(2)
Includes 2,717 RSAs that vested July 1, 2008, 4,144 RSAs that vested August 8, 2009, 4,144 RSAs that vested August 4, 2010, 3,531 RSAs that vested August 2, 2011, 4,432 RSAs that vested August 9, 2012, 4,544 RSAs that vested August 10, 2013 and 4,931 RSAs that vested August 6, 2014, 4,676 RSAs that vested August 4, 2015, 11,005 shares of which Dr. Chou has sold. Also includes 2,798 RSAs that will vest August 12, 2016 or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Dr. Chou is then serving as a director of our Company.

(3)
Includes 2,643 RSAs that vested July 1, 2007, 2,717 RSAs that vested July 1, 2008, 4,144 RSAs that vested August 8, 2009, 4,144 RSAs that vested August 4, 2010, 3,531 RSAs vested August 2, 2011, 4,432 RSAs that vested August 9, 2012, 4,544 RSAs that vested August 10, 2013 and 4,931 RSAs that vested August 6, 2014, 4,676 RSAs that vested August 4, 2015, 3,500 shares of which Mr. Ellis has gifted and 23,100 shares of which Mr. Ellis has sold. Also includes 2,798 RSAs that will vest August 12, 2016 or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Mr. Ellis is then serving as a director of our Company.

(4)
Includes 5,816 RSAs that vested August 2, 2011, 4,432 RSAs that vested August 9, 2012, 4,544 RSAs that vested August 10, 2013, 4,931 RSAs that vested August 6, 2014, 4,676 RSAs that vested August 4, 2015 and 2,798 RSAs that will vest August 12, 2016 or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Mr. Golden is then serving as a director of our Company.

(5)
This amount Includes 289 RSAs that vested January 8, 2015, 274 RSAs that vested April 6, 2015, 231 RSAs that vested July 1, 2015 and 218 RSAs that vested October 15, 2015. This amount also includes 2,798 RSAs that will vest August 12, 2016 or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Mr. Kight is then serving as a director of our Company.

(6)
Includes 3,200 RSAs that vested June 21, 2006, 2,643 RSAs that vested July 1, 2007, 2,717 RSAs that vested July 1, 2008, 4,144 RSAs that vested August 8, 2009, 4,144 RSAs that vested August 4, 2010, 3,531 RSAs that vested August 2, 2011, 4,432 RSAs that vested August 9, 2012, 4,544 RSAs that vested August 10, 2013, 4,931 RSAs that vested August 6, 2014, 322 RSAs that vested October 6, 2014, 289 RSAs that vested January 8, 2015, 274 RSAs that vested April 6, 2015, 231 RSAs that vested July 1, 2015, 4,676 RSAs that vested August 4, 2015, 218 RSAs that vested October 15, 2015, 16,831 shares of which Mr. Leitch has sold. Also includes 2,798 and RSAs that will vest August 12, 2016, or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Mr. Leitch is then serving as a director of our Company.

(7)
Includes 5,816 RSAs that vested August 2, 2011, 4,432 RSAs that vested on August 9, 2012, 4,544 RSAs that vested on August 10, 2013, 4,931 RSAs that vested August 6, 2014 and 161 RSAs that vested October 6, 2014, 144 RSAs that vested January 8, 2015, 137 RSAs that vested April 6, 2015, 116 RSAs that vested July 1, 2015, 4,676 RSAs that vested August 4, 2015, 109 RSAs that vested October 15, 2015, 3,184 shares of which Ms. Nash has gifted and 5,266 shares of which Ms. Nash has sold. Also includes 2,798 RSAs that will vest August 12, 2016 or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Ms. Nash is then serving as a director of our Company.

(8)
Includes 8,197 RSAs that vested November 6, 2013, 4,931 RSAs that vested August 6, 2014 and 4,676 RSAs that vested August 4, 2015, 8,197 shares of which Ms. Nelson has sold. This amount also includes 2,798 RSAs that will vest August 12, 2016 or, if earlier, immediately prior to the 2016 annual election of directors of our Company, provided that Ms. Nelson is then serving as a director of our Company.

20	2016 Proxy Statement

Table of Contents	GOVERNANCE

Director Stock Ownership Guidelines
Under our Non-Employee Directors’ Stock Ownership Guidelines, it is expected that our non-employee directors will accumulate, through their receipt of equity compensation, not later than three years after first receiving his or her first annual RSA, $100,000 of our common stock. Once a non-employee director has been a director for five consecutive years, he or she is expected to accumulate, through his or her receipt of equity compensation, $200,000 of our common stock. Additionally, non-employee directors should not dispose of any vested RSAs granted to such director until reaching the ownership targets, unless the disposition is to satisfy tax obligations resulting from the lapse of restrictions.
The table set forth below shows the ownership levels of our non-employee directors as of December 31, 2015:

Name	Stock Ownership Requirement	Number of Shares or RSAs Owned(1)	Value of Shares or RSAs Owned(2)	Ownership as a Percent of Requirement(2)
Dr. Chou	$200,000	24,912	$1,640,704	820%
Mr. Ellis	200,000	11,960	787,686	394%
Mr. Golden	200,000	27,197	1,791,194	896%
Mr. Kight(3)	—	13,310	876,597	—%
Mr. Leitch	200,000	27,763	1,828,471	914%
Ms. Nash	200,000	19,414	1,278,606	639%
Ms. Nelson(4)	100,000	12,405	816,993	817%

(1)	Includes vested and unvested shares of common stock subject to RSAs beneficially owned.

(2)	Based on $65.86 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015, the last trading day of that fiscal year.

(3)
Since Mr. Kight had been a director of the Company for less than three years as of December 31, 2015, he was not required to meet an ownership target. However, as of December 31, 2015, Mr. achieved 877% of the three year requirement.

(4)	Ms. Nelson joined our Board of Directors on September 18, 2012.

Continuing Director Education
Our non-employee directors are encouraged to attend director education seminars that are designed to develop skills and strategies for effective service on the Board. As such, it is our policy to reimburse our non-employee directors for the reasonable and direct costs, including transportation and lodging, of attending such educational seminars. These reimbursement costs are not included in the “2015 Director Compensation Table” above.
TRANSACTIONS WITH RELATED PERSONS
The written charter of our Audit Committee authorizes and the NASDAQ Marketplace Rules require our Audit Committee to review and approve related party transactions. In reviewing related party transactions, our Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to us than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between us and our executive officers, directors, principal stockholders and their affiliates must be approved by our Audit Committee or a majority of the disinterested directors, and must continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties. For the year ended December 31, 2015, we had no transactions in which we were a participant where the amount involved exceeded $120,000 and one or more of our executive officers, directors, principal stockholders or their affiliates had a direct or indirect material interest.

2016 Proxy Statement	21

STOCK OWNERSHIP
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Five Percent Beneficial Owners of Company Stock

Set forth in the table below is information about the number of shares held by holders we know to be the beneficial owners of more than 5% of our issued and outstanding common stock as of December 31, 2015.

Name and Address	Total Shares Beneficially Owned	Percentage Beneficially Owned(1)
Brown Capital Management, LLC(2)	4,575,903	9.63%
1201 North Calvert Street
Baltimore, Maryland 21202
Eaton Vance Management(3)	4,510,368	9.50%
2 International Place
Boston, Massachusetts 02110
BlackRock, Inc.(4)	4,448,906	9.37%
55 East 52nd Street
New York, New York 10055
Janus Capital Management LLC(5)	4,166,307	8.77%
151 Detroit Street
Denver, Colorado 80206
The Vanguard Group, Inc.(6)	3,596,098	7.57%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Jackson Square Partners, LLC(7)	2,906,841	6.12%
101 California Street, Suite 3750
San Francisco, CA 94111

(1)	The ownership percentages set forth in this column are based on the assumption that each of the stockholders continued to own the number of shares reflected in the table above on April 18, 2016.

(2)
Based on information contained in Schedule 13G/A filed with the SEC on February 16, 2016, by Brown Capital Management, LLC. Brown reported that it had sole voting power over 2,576,896 shares and sole dispositive power over 4,575,903 shares.

(3)	Based on information contained in Schedule 13G/A filed with the SEC on February 12, 2016, by Eaton Vance Management. Eaton reported that it had sole voting and dispositive power over 4,510,368 shares.

(4)
Based on information contained in Schedule 13G/A filed with the SEC on January 25, 2016, by BlackRock, Inc. BlackRock reported that it had sole voting power over 4,349,644 shares and sole dispositive power over 4,448,906 shares.

(5)
Based on information contained in Schedule 13G/A filed with the SEC on February 16, 2016, by Janus Capital Management, LLC. Janus reported that it had sole voting and dispositive power over 4,166,307 shares due to its ownership of INTECH Investment Management and Perkins Investment Management LLC. Janus provides investment advice to Janus Triton Fund, which had sole voting and dispositive power over 2,804,334 shares.

(6)
Based on information contained in Schedule 13G/A filed with the SEC on February 10, 2016, by The Vanguard Group, Inc. Vanguard reported that it had sole voting power over 102,692 shares, shared voting power over 2,700 shares, sole dispositive power over 3,493,606 shares and shared dispositive power over 102,492 shares.

(7)
Based on information contained in Schedule 13G filed with the SEC on February 16, 2016, by Jackson Square Partners, LLC. Jackson reported that it had sole voting power over 760,225 shares, shared voting power over 1,889,084 shares and sole dispositive power over 2,906,841 shares.

22	2016 Proxy Statement

Table of Contents	STOCK OWNERSHIP

Executive Officers and Directors

The following table sets forth information regarding beneficial ownership of our common stock by each individual named in the 2015 Summary Compensation Table on page 41, each Director, and our current executive officers and Directors as a group, all as of April 18, 2016. Unless otherwise noted, voting power and investment power in common stock are exercisable solely by the named person. The address for each executive officer and director is c/o Blackbaud, Inc., 2000 Daniel Island Drive, Charleston, South Carolina 29492.

Name	Shares Owned	Shares Under Exercisable SARs(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
Michael P. Gianoni	265,929	—	265,929	*
Anthony W. Boor	104,152	69,293	173,445	*
Kevin W. Mooney	74,177	68,196	142,373	*
Charles T. Cumbaa	71,507	105,458	176,965	*
Brian E. Boruff	22,706	—	22,706	*
Timothy Chou, Ph.D.	24,912	—	24,912	*
George H. Ellis	11,960	—	11,960	*
David G. Golden	27,197	—	27,197	*
Peter J. Kight	74,361	—	74,361	*
Andrew M. Leitch	28,170	—	28,170	*
Sarah E. Nash	19,617	—	19,617	*
Joyce M. Nelson	12,405	—	12,405	*
All current executive officers and directors as a group (15 persons)	842,454	473,990	1,316,444	2.74%

(1)	Includes only SARs exercisable within 60 days of April 18, 2016.

*	Less than one percent.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and any person or entity who owns more than 10% of a registered class of our common stock to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) reports on behalf of our executive officers and directors based on the information provided by them. Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during fiscal year 2015, all our executive officers, directors and, to our knowledge, 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of Messrs. Kight and Leitch and Ms. Nash filed Forms 4 on January 13 and April 24, 2015 and January 21, 2016 reporting the grants of vested RSAs on January 8, April 6 and July 1, 2015, respectively.

2016 Proxy Statement	23

EXECUTIVE COMPENSATION
PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In deciding how to vote on Proposal 2, the Board urges you to specifically consider our executive compensation philosophy, policies and practices, all of which are summarized below and more fully described under “Compensation Discussion and Analysis” beginning on page 25 of this Proxy Statement.

Background

The Board recognizes the interest our stockholders have expressed in how we compensate our named executive officers. At the 2011 Meeting of Stockholders, in accordance with the Board’s recommendation, our stockholders endorsed holding an annual, non-binding stockholder advisory (“Say-on-Pay”) vote on the compensation of the named executive officers. As part of its commitment to our stockholders, the Board is submitting a Say-on-Pay proposal for stockholder consideration again this year and has decided to hold an annual advisory stockholder vote on executive compensation at least until the next Say-on-Pay frequency vote in 2017. Each Say-on-Pay vote is being provided as required pursuant to Section 14A of the Securities Exchange Act. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy, policies and practices as they relate to the named executive officers. While your vote is advisory and will not be binding on the Board, the Compensation Committee, or us, we strive to align our executive compensation program with the interests of our long-term stockholders. As they do every year, the Board and the Compensation Committee will take into account the outcome of this year’s Say-on-Pay vote when considering future compensation actions and decisions.

Say-on-Pay Proposal

The Board believes that our executive compensation is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders. Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures).”

Effect of Say-on-Pay Vote

As indicated above, the vote on Proposal 2 is advisory and will not be binding on the Board, the Compensation Committee, or us. However, because the Board values your opinions as expressed through votes and other communications with us, it and our Compensation Committee will carefully review the 2016 Say-on-Pay voting results in an effort to better understand any issues or concerns you may have with our executive compensation. Stockholders who want to communicate with the Board on executive compensation or other matters should refer to “Communication with the Board of Directors” on page 15 of this Proxy Statement for additional information.

✓	The Board of Directors unanimously recommends that stockholders vote, on an advisory basis, FOR the 2015 compensation of our named executive officers.

The voting requirements for this Proposal 2 are described under "Additional Information" on page 61 of this Proxy Statement.

24	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation program, as well as the philosophy underlying this program and our related policies and practices. It focuses on the compensation of our named executive officers ("NEO" or "NEOs") for 2015, who were:

Name	Title
Michael P. Gianoni	President and Chief Executive Officer
Anthony W. Boor	Executive Vice President and Chief Financial Officer
Kevin W. Mooney	Executive Vice President and President, General Markets Business Unit (“GMBU”)
Charles T. Cumbaa	Executive Vice President of Corporate and Product Strategy
Brian E. Boruff	Executive Vice President and President, Enterprise Customer Business Unit (“ECBU”)

Executive Summary

Our executive compensation program is designed to reward our executive management for effectively building stockholder value.
2015 Business Highlights
We are a leading provider of software and services for the global philanthropic community. Our customers use our cloud-based and on-premises software solutions and related services to help increase donations, reduce fundraising costs, improve communications with constituents, manage their finances and optimize operations. We believe that through the strength of our business model and executive leadership team, we delivered on our strategic priorities in 2015. In particular, we:

•
Continued to transition our business to predominantly serve customers through a subscription-based cloud delivery model, including our announcement of the general availability of Raiser's Edge NXT and Financial Edge NXT, and introduction of Blackbaud SKY, our new, innovative cloud technology architecture for the global philanthropic community;

•
Launched a formal Sales Effectiveness Program to streamline processes and expand our direct sales and customer success teams, and introduced indirect sales with the announcement of a VAR program, launching in 2016;

•
Completed the acquisition of Smart Tuition, which expanded our addressable market into K-12 tuition and financial aid management, a new and near adjacency within the education market, which added an estimated $700 million to our total addressable market;

•	Substantially completed the implementation of an enterprise quality enhancement program announced last year and shifted our focus towards process optimization across the entire organization; and

•	Continued to execute against our three-year operating margin improvement plan designed to increase our operating effectiveness and efficiency.

These accomplishments contributed to a year of positive financial performance for us, inclusive of foreign currency headwinds and our mid-market cloud-transition for the NXT solutions, as we:

•	Increased total revenue by 13.0% to $637.9 million;

•	Increased total non-GAAP organic revenue* by 6.1%, 7.7% in constant currency;

•	Grew recurring revenue to approximately 76.1% of total revenue in 2015;

•	Increased income from operations by 0.8% to $46.7 million;

•	Increased non-GAAP income from operations* by 19.9% to $122.0 million

•	Increased cash flow from operations by 11.8% to $114.3 million;

•	Provided returns to stockholders by paying $22.5 million in dividends; and

•
Generated financial results that keep us on track to deliver against our long-term aspirational goals related to revenue growth and margin expansion. In addition, we announced that we are updating our long-term aspirational goal for aggregate operating cash flow over the four year period from 2014 to 2017 from an initial estimated range of $400 million to $450 million to an updated estimated range of $500 million to $550 million.

* See Appendix A for a reconciliation of non-GAAP financial measures to results reported in accordance with generally accepted accounting principles.

2016 Proxy Statement	25

EXECUTIVE COMPENSATION	Table of Contents

In 2015, we were included on the ZDNet CRM Watchlist for a fourth consecutive year, ranked #139 on Software 500, the world's largest ranking of software and service providers, ranked #1 on Capterra's Top 20 Most Popular Nonprofit Software, and Blackbaud Merchant Services received an overall A-Rating Review by Card Payment Options. Additionally, we were named one of the best places to work in South Carolina for a sixth consecutive year, and recognized as one of the Top 50 Tech Employers in Austin, Texas by the Austin Business Journal and one of the Top 100 Tech Companies in Austin by Built in Austin.
2015 Stockholder Advisory Vote on NEO Compensation
We conducted a non-binding stockholder advisory vote on the compensation of our NEOs at our 2015 Annual Meeting of Stockholders. At that time, the holders of 98.5% of the shares present and entitled to vote on the matter voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such annual meeting. The Board of Directors has considered the results of this vote and believes they represent an affirmation of our executive compensation program and practices and our continued commitment to stockholder communication and engagement and responsiveness to stockholder concerns. Accordingly, the Compensation Committee did not make any changes to our executive compensation program.
While this vote is advisory, and therefore not binding on us or the Board, the Compensation Committee carefully considers the results of the vote in the context of our executive compensation program, policies, and practices. The Board and the Compensation Committee value our stockholders' opinions and, to the extent there is any significant vote against the compensation of the NEOs, we will consider their concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns, as it has done in the past.
Overview of Compensation Philosophy and Executive Compensation Program
We are committed to a philosophy of pay-for-performance as it relates to executive compensation. Our executive compensation program is designed to achieve three primary objectives:

1.	Market Competitiveness. Provide market competitive compensation opportunities to attract and retain executive officers and motivate them to perform at their highest level.

2.
Stockholder Value Creation. Structure compensation through base salary, cash bonus opportunities and a combination of performance-based and time-based equity awards, which should ultimately promote increased value for stockholders.

3.
Pay-for-Performance. Ensure actual compensation realized by our executive officers is linked to the attainment and furtherance of our short-term and long-term business strategies thereby enhancing operational performance and stockholder return.

The following table describes the components of our executive compensation program and how they support these objectives:

Component	Description	Compensation Objective(s) Supported
Base Salary
Provide competitive fixed compensation payable in cash based on individual experience and contributions, corporate performance, historical compensation practices for our executive officers, and an analysis of competitive market practices
1 and 2
Annual Cash Bonus	Offer variable compensation in the form of annual cash bonus opportunities based on performance against pre-established short-term performance objectives	1, 2 and 3
Annual Equity Grants	Provide variable and long-term incentives aligned with stockholder interests consisting of 50% RSAs and 50% PRSUs. Recipients of RSAs have the right to vote such shares and receive dividends	1, 2 and 3
“Double-Trigger” Change in Control Severance Arrangements	Provide change in control payments and benefits to our executive officers only upon a qualifying termination of employment within 12 months of a change in control of our Company	1 and 2
Other Benefits	Generally provide the same health and welfare benefits as offered to all of our employees	1

26	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

2015 Executive Compensation Actions
For 2015, the Compensation Committee continued to use our executive compensation program to focus on creating incentives for our executive officers to achieve our financial and operational objectives and foster sustainable stockholder value creation. The key compensation decisions of the Compensation Committee for 2015 for the NEOs were as follows:

Base Salaries

•	Increased base salaries of our NEOs (other than our new Executive Vice President and President ECBU) by 3.0% from their 2014 levels;
Annual Cash Bonuses

•
Increased the target annual cash bonus opportunity for certain of our NEOs (other than our President and CEO and Executive Vice President of Corporate and Product Strategy) to 65% of their earned base salaries;

•	Due to excellent financial performance in 2015, awarded cash bonuses that were, on average, 115% of each NEO's target annual cash bonus opportunity;
Long-term Incentive Compensation

•
Approved grants of annual equity awards consisting of RSAs and PRSUs for our NEOs that met competitive market concerns, supported our retention objectives, and rewarded overall company performance; and

Amended and Restated CEO Employment Agreement

•
Entered into an Amended Agreement with our CEO. Pursuant to the Amended Agreement, our CEO received a Retention Grant of RSAs valued at $5.0 million. The Retention Grant consisted of 80,555 RSAs and were granted on December 14, 2015. The Retention Grant will vest in full on December 31, 2019 and is contingent upon our CEO's continued employment as of the vesting date. The vesting period aligns with the term of the Amended Agreement and is intended to facilitate the retention of our CEO for this extended period in consideration of our achievements and progress towards our long-term goals under his leadership.

2015 Corporate Governance Policies and Practices
During 2015, we maintained robust compensation-related corporate governance policies and practices including:

•	The Compensation Committee is composed solely of independent directors;

•	The Compensation Committee retains its own independent compensation consultant that performs no other consulting or other services for us;

•
The Compensation Committee conducts an annual review of our executive compensation program, including a review of our compensation-related risk profile, to ensure that any compensation-related risks are not reasonably likely to have a material adverse effect on our Company;

•	Our arrangements for paying post-employment compensation provide for “double-trigger” change in control payments and benefits;

•	We do not provide material non-cash benefits or perquisites (such as guaranteed retirement or pension plan benefits) for our executive officers that are not available to our employees generally;

•	The 2008 Equity Incentive Plan does not permit stock option exchanges or repricing without stockholder approval;

•
Company employees are not permitted to hedge their economic exposure to our common stock and Company directors and Section 16(a) reporting executive officers may not pledge their ownership interests in our common stock to secure a loan; and

•
We emphasized performance-based compensation by continuing the practice of granting PRSUs to our NEOs that are earned through the attainment of pre-established performance objectives, and, when earned, are subject to additional time-based vesting requirements.

Executive Compensation-Setting Process

The Compensation Committee works closely with its compensation consultant and senior management to address executive compensation matters throughout the year. The Compensation Committee met six times in 2015. During these meetings, the Compensation Committee reviewed our executive compensation program and formulated its compensation actions for the year, and made decisions regarding the compensation for our CEO and the other NEOs. The Compensation Committee may create a subcommittee consisting of one or more of its members and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards. In addition, the Compensation Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to the Compensation Committee Chair, unless otherwise prohibited by applicable laws or listing standards.

2016 Proxy Statement	27

EXECUTIVE COMPENSATION	Table of Contents

The Compensation Committee does not seek to deliver a specified percentage of pay to our executive officers through each component of the executive compensation program; rather, it adheres to the overall principle of delivering the majority of executive compensation in variable, performance-based forms. For base salary, annual cash bonuses and equity awards, generally our strategy has been to evaluate individual experience and contribution, corporate performance, historical compensation practices for our executive officers, and competitive market analyses. With respect to base salary and annual cash bonuses, we generally target pay to be competitive to the market. At times, the Compensation Committee has approved compensation levels for individual executive officers above and below target pay positions, based on experience, individual contribution, and the Company's performance relative to the compensation peer group, to ensure an appropriate pay-for-performance alignment.
Role of the Compensation Committee
The Compensation Committee has overall responsibility for our executive compensation program and approves our executive compensation decisions. Its principal duties and responsibilities include:

•
Establishing our compensation philosophy, policies, and practices for our executive officers, including the compensation objectives and target pay levels, and approving the compensation peer group used for assessing the competitiveness of our executive compensation;

•	Establishing and approving corporate goals and objectives relevant to the compensation of our CEO and, in light of those goals and objectives, evaluating and determining his compensation level;

•
Reviewing and overseeing the corporate goals and objectives relevant to the compensation of our other executive officers, including the other NEOs, taking into account the practices of the compensation peer group and other appropriate factors, such as corporate and individual performance and historical compensation practices for such executive officers and the recommendations of our CEO;

•	Establishing appropriate compensation, retention, incentive, severance, and benefit policies and programs for our executive officers;

•	Reviewing and recommending, with input from the Board of Directors, incentive compensation plans for our executive officers and employees;

•	Administering and amending as necessary the Company's various incentive compensation, and other similar plans; and

•	Conducting periodic competitive evaluations of our executive compensation program.
Our Compensation Committee operates pursuant to a charter that further outlines its specific authority, duties and responsibilities. The charter is periodically reviewed and revised by the Compensation Committee and the Board and is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
Role of our CEO
Our CEO evaluates and makes recommendations regarding the compensation of our executive officers, including the other NEOs. At the end of each fiscal year, our CEO reviews with the Compensation Committee the performance of each executive officer and makes recommendations with respect to his or her base salary, target annual cash bonus opportunity, and equity awards for the ensuing year. In formulating his recommendations, our CEO considers both internal and external compensation data from our Human Resources Department and the Compensation Committee's compensation consultant. While the Compensation Committee considers the recommendations of our CEO, it considers these recommendations as just one factor in its deliberations when making executive compensation decisions. The Compensation Committee consults with the full Board of Directors (excluding our CEO) in making decisions regarding the CEO's compensation.
Role of Compensation Consultant
Pursuant to its written charter, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist it in the performance of its duties and responsibilities. Currently, the Compensation Committee engages Compensia, Inc. ("Compensia"), a national compensation consulting firm, to provide advice and information relating to executive and director compensation. Compensia reports to the Compensation Committee and does not provide any services to management. From time to time, the Compensation Committee may direct its advisors to work with our Human Resources Department to support it in matters relating to the fulfillment of its charter.

28	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

During 2015, at the request and on behalf of our Compensation Committee, Compensia:

•	Assessed our executive compensation program and practices, particularly with respect to our pay-for-performance alignment;

•
Advised on the size and structure of the cash components of our executive compensation program (i.e., base salary and target annual cash bonus opportunities, and performance measures and weighting of bonuses);

•	Advised on the composition, structure, and competitiveness of the equity component of our executive compensation program;

•	Advised on the composition of our compensation peer group;

•	Advised on the design and amount of the compensation package for our CEO; and

•	Advised on the compensation for the non-employee members of the Board.
The Compensation Committee has evaluated Compensia's engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as were deemed relevant under the circumstances, has determined that its relationship with Compensia and the work of Compensia on behalf of the committee did not raise any conflict of interest, and that Compensia is independent as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.
Competitive Positioning
In selecting the compensation peer group, the Compensation Committee considers other software or technology companies with comparable annual revenue and market capitalization. Periodically, the Compensation Committee reviews the current compensation peer group, with the assistance of its compensation consultant, to determine whether it is still appropriate. It updates the compensation peer group for changes resulting from mergers, acquisitions, bankruptcies, going private transactions, and other changes in strategic focus or circumstances, removing from the group any companies that no longer fit the relevant criteria and adding ones that do. The following compensation peer group was approved by the Compensation Committee in 2014 and used as a reference when making executive compensation decisions for 2015:

Company Name	Company Ticker	12/31/2015 Market Cap ($ millions)	FY2015 Revenue ($ millions)	Software-Focus Business
Blackbaud, Inc.	BLKB	$3,089	$638	✓
ACI Worldwide, Inc.	ACIW	2,531	1,046	✓
Advent Software, Inc.(1)	ADVS			✓
Athenahealth, Inc.	ATHN	6,250	925	✓
CommVault Systems, Inc.	CVLT	1,783	608	✓
Conversant, Inc.(1)	CNVR			✓
Dealertrack Technologies, Inc.(1)	TRAK			✓
FactSet Research Systems Inc.	FDS	6,696	1,007	✓
Fair Isaac Corporation	FICO	2,954	839	✓
HomeAway, Inc.(1)	AWAY			✓
MedAssets, Inc.(1)	MDAS			✓
Medidata Solutions, Inc.	MDSO	2,729	393	✓
MicroStrategy Inc.	MSTR	2,038	530	✓
Rovi Corporation	ROVI	1,377	526	✓
Solera Holdings, Inc.(1)	SLH			✓
SS&C Technologies Holdings, Inc.	SSNC	6,639	1,000	✓
Synchronoss Technologies, Inc.	SNCR	1,555	579	✓
Tyler Technologies, Inc.	TYL	5,916	591	✓
Veeva Systems Inc.	VEEV	3,837	313	✓

(1)	This company was subsequently removed from the peer group due to its acquisition by another entity.

2016 Proxy Statement	29

EXECUTIVE COMPENSATION	Table of Contents

In addition to the practices of the compensation peer group, the Compensation Committee reviews the executive pay practices of other similarly sized software or technology companies with which we compete for talent as reported in the Radford Global Technology Survey. This information is considered when making determinations for each component of compensation as well as total compensation.

Analysis of 2015 Executive Compensation
The charts below show the significant percentage of performance-based compensation reported for fiscal 2015 in the Summary Compensation Table for Mr. Gianoni, our CEO, and for our other NEOs as a group.
2015 Total Direct Compensation* Mix

Fixed	Performance-based		Time-based

Base Salary	Annual Cash Bonus	Annual PRSU Grants	Annual RSA Grants	CEO Retention Grant

Cash		Equity

*Base salary, actual annual cash bonus and the grant date fair value of all equity grants for 2015.

Base Salary
Base salary is the principal fixed component in our executive compensation program. The Compensation Committee reviews the base salaries of our executive officers each year and makes adjustments as it deems necessary and appropriate based on its consideration of individual experience and contributions, corporate performance, historical compensation practices for our executive officers and its assessment of the competitive market.

30	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

In 2015, the Compensation Committee increased base salaries of our NEOs, other than Mr. Boruff (who joined us May 4, 2015), effective April 1, 2015, as set forth in the following table. The Compensation Committee made these adjustments after taking into consideration the individual achievements of each NEO, in recognition of our success in delivering on our 2014 strategic priorities, the recommendations of our CEO (except with respect to his own base salary), and the factors described above.

Name	2015 Base Salary	2014 Base Salary	Salary Adjustment
			Change	% Change
Mr. Gianoni	$618,000	$600,000	$18,000	3.0%
Mr. Boor(1)	437,750	425,000	12,750	3.0%
Mr. Mooney	424,360	412,000	12,360	3.0%
Mr. Cumbaa	396,550	385,000	11,550	3.0%
Mr. Boruff(2)	410,000	—	—	—%

(1)
Mr. Boor served as interim President and CEO in addition to his responsibilities as Executive Vice President and CFO from August 31, 2013 to January 13, 2014. Mr. Boor's base salary as reflected in this table is for his services in his capacity as Executive Vice President and CFO only.

(2)	Mr. Boruff joined us on May 4, 2015.
Annual Cash Bonus
Annual cash bonuses represent one of the principal variable pay components of our executive compensation program, and are reported in the “Non-Equity Incentive Plan Compensation” columns of the 2015 Summary Compensation Table and the 2015 NEO Compensation Summary on pages 41 and 5, respectively. During 2015, we provided our executive officers with the opportunity to earn cash bonuses based on one or more pre-established corporate performance objectives and, where applicable, the financial performance of the executive officer's business unit.
Target Annual Cash Bonus Opportunities
After considering competitive market data, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity) and the factors described above, the Compensation Committee increased the target annual cash bonus opportunity for Messrs. Boor and Mooney at an amount equal to 65% of their earned base salaries, which represented an increase from their 2014 target annual cash bonus opportunity of 50% of their earned base salaries.
The following table sets forth each NEO's target annual cash bonus opportunity for 2015 and how the opportunity was weighted between corporate performance and business unit performance:

	Target Annual Cash Bonus Opportunity as a Percentage of Base Salary	Weighting of Target Annual Cash Bonus Opportunity
Name		Portion Attributable to Corporate Performance Metrics	Portion Attributable to Business Unit Performance Metrics
Mr. Gianoni	100%	100%	—%
Mr. Boor	65%	100%	—%
Mr. Mooney	65%	70%	30%
Mr. Cumbaa	50%	100%	—%
Mr. Boruff	65%	70%	30%
The Compensation Committee established the target annual cash bonus opportunity for Mr. Boruff at 65% of his earned base salary when he joined us on May 4, 2015.

2016 Proxy Statement	31

EXECUTIVE COMPENSATION	Table of Contents

Corporate Performance Metrics
Consistent with 2014 and 2013, the Compensation Committee selected Adjusted Revenue (as defined below) and Adjusted Earnings (as defined below) as the corporate performance metrics to be used in 2015 for purposes of the corporate performance factor used to determine our executive officers annual cash bonuses.
For purposes of determining annual cash bonuses:

•
“Adjusted Revenue” means the Company's 2015 non-GAAP revenue, which excludes the impact of acquisition-related deferred revenue write-downs, as presented in the Company's periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports.

•
“Adjusted Earnings” means the Company's 2015 non-GAAP income from operations, which excludes the impact of acquisition-related deferred revenue write-downs, stock-based compensation charges, costs associated with amortization of intangibles arising from business combinations, impairment of capitalized software development costs due to business combinations, acquisition-related integration costs, acquisition-related expenses, CEO transition costs and restructuring costs. Non-GAAP income from operations is also presented in the Company's periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports. Adjusted Earnings is calculated before bonus expense.

The Compensation Committee selected "Adjusted Earnings" as one of the performance metrics for 2015 because it focuses on results of operations, without considering the cost of financing those operations (interest in debt or gains and losses on debt extinguishment and termination of derivative instruments), our tax provision, and non-operating items like interest income and foreign exchange transaction gains and losses.
Achievement against the corporate performance metrics is calculated on a constant currency basis, using foreign exchange rates in effect during the 2014 base year. The Compensation Committee weighted the corporate performance metrics at 60% for Adjusted Revenue and 40% for Adjusted Earnings. The Compensation Committee also determined the threshold levels for each performance metric that would have to be achieved for any amount to be paid with respect that metric, as set forth in the following table.
The determination of each NEO’s potential payout under the corporate performance metrics was based on the following matrix:

Corporate Performance Metric		Performance
	2015 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Revenue	$638.1	<90.0%	90.0%	100.0%	115.0%
Adjusted Earnings	$146.0	<90.0%	90.0%	100.0%	115.0%
		Payout
Maximum individual potential bonus as % of target		—%	62.5%	100.0%	200.0%
For each of the our performance metrics, the Compensation Committee set the performance target at a level it believes is reasonably achievable while requiring what it believes would be outstanding performance to achieve the maximum payout level.
For 2015, our achievement against the corporate performance metrics was 100.6% with respect to Adjusted Revenue and 105.0% with respect to Adjusted Earnings, for a corporate performance factor of 102.4%. The corporate performance factor increased payments by 6.67% for every 1% of achievement over the target performance level. Therefore, the Compensation Committee determined that, with respect to the corporate performance metrics, the application of the corporate factor resulted in a payout of approximately 116% of the target payout.

32	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

NEO Performance Metrics and Bonus Determinations

Mr. Gianoni

The Compensation Committee determined Mr. Gianoni’s 2015 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, Mr. Gianoni received $709,820 (approximately 116% of his total target annual cash bonus opportunity).

Mr. Boor

The Compensation Committee determined Mr. Boor’s 2015 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, Mr. Boor received $326,813 (approximately 116% of his total target annual cash bonus opportunity).

Mr. Mooney

The Compensation Committee determined Mr. Mooney’s 2015 bonus 70% based on the achievement of the corporate performance metrics described above and 30% based on the achievement of overall GMBU performance. For the corporate performance component of his 2015 bonus, Mr. Mooney received $221,771 (approximately 116% of the 70% of his target annual cash bonus opportunity attributable to corporate performance).

2016 Proxy Statement	33

EXECUTIVE COMPENSATION	Table of Contents

For the overall GMBU performance component of his 2015 bonus, Mr. Mooney received $103,260 (approximately 126% of the 30% of his target cash bonus opportunity attributable to GMBU performance). The Compensation Committee evaluated overall GMBU performance against Adjusted Revenue and Adjusted Earnings as follows:

		Performance
GMBU Performance Metric	2015 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Revenue	$281.9	<90.0%	90.0%	100.0%	115.0%
Adjusted Earnings	$152.6	<90.0%	90.0%	100.0%	115.0%
		Payout
Maximum potential bonus as % of target		—%	62.5%	100.0%	200.0%

The Adjusted Revenue and Adjusted Earnings threshold levels both had to be achieved for any GMBU performance bonus to be paid. The Adjusted Revenue and Adjusted Earnings metrics were each measured quarterly and annually. The Adjusted Revenue metric was weighted 60% while Adjusted Earnings was weighted 40%. For 2015, GMBU achieved an overall GMBU performance bonus factor of 103.9%. The GMBU performance factor increased payments by 6.67% for every 1% of achievement above the target performance level.

Mr. Cumbaa

The Compensation Committee determined Mr. Cumbaa’s 2015 bonus entirely based on the achievement of the corporate performance metrics as described above. Accordingly, Mr. Cumbaa received $227,734 (approximately 116% of his total target annual cash bonus opportunity).

Mr. Boruff

The Compensation Committee determined Mr. Boruff’s 2015 bonus 70% based on the achievement of the corporate performance metrics described above and 30% based on the achievement of overall ECBU performance. For the corporate performance component of his 2015 bonus, Mr. Boruff received $143,892 (approximately 116% of the 70% of his target annual cash bonus opportunity attributable to corporate performance). Mr. Boruff's target annual cash bonus opportunity was reduced because he joined us on May 4, 2015.

34	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

For the overall ECBU performance component of his 2015 bonus, Mr. Boruff received $51,328 (approximately 96% of the 30% of his target annual cash bonus opportunity attributable to ECBU performance). The Compensation Committee evaluated overall ECBU performance against Adjusted Revenue and Adjusted Earnings metrics as follows:

		Performance
ECBU Performance Metric	2015 Target (in millions)	Below Threshold	Threshold	Target	Maximum
Adjusted Revenue	$312.4	<90.0%	90.0%	100.0%	115.0%
Adjusted Earnings	$163.2	<90.0%	90.0%	100.0%	115.0%
		Payout
Maximum potential bonus as % of target		—%	62.5%	100.0%	200.0%

The Adjusted Revenue and Adjusted Earnings threshold levels both had to be achieved for any ECBU performance bonus to be paid. The Adjusted Revenue and Adjusted Earnings metrics were each measured quarterly and annually. The Adjusted Revenue metric was weighted 60% while Adjusted Earnings was weighted 40%. For 2015, ECBU achieved an overall performance bonus factor of 98.5%. The ECBU performance factor decreased payments by 2.5% for every 1% of achievement below the target performance level.

Summary of Bonus Payments
The following illustrates the 2015 annual cash bonus opportunities for our NEOs and their respective payout amounts.

2016 Proxy Statement	35

EXECUTIVE COMPENSATION	Table of Contents

Long-Term Incentive Compensation

Our Long-Term Incentive Plan ("LTIP") is designed to align the interest of our executive officers with the interests of our stockholders and serve as an important means for executive retention. Based on feedback from our stockholders and our assessment of the competitive market, we have increased the emphasis on performance-based equity for our executive officers in recent years. Each of the NEOs receives equity awards that are 50% performance-based and 50% time-based. In 2015, the Compensation Committee granted our executive officers their annual LTIP awards in the first fiscal quarter.
The following table sets forth the number of shares of our common stock subject to RSAs and PRSUs granted to each NEO on February 13, 2015 under our LTIP (except for Mr. Boruff who was granted his LTIP award on May 14, 2015 after joining us), which are reflected in the 2015 Summary Compensation Table below. The Compensation Committee determined LTIP award levels for our NEOs after considering peer group equity award practices, individual performance, criticality of role, expected future contributions of and the long-term retention objectives for each NEO and our performance compared to our peer group.

Name	Number of RSAs	Number of PRSUs
Mr. Gianoni	57,038	57,039
Mr. Boor	22,816	22,815
Mr. Mooney	17,111	17,112
Mr. Cumbaa	17,111	17,112
Mr. Boruff	10,346	10,346

2015 CEO Retention Grant
On December 9, 2015, we entered into the Amended Agreement with our CEO. Pursuant to the Amended Agreement, our CEO received the Retention Grant of RSAs valued at $5.0 million. The Retention Grant consisted of 80,555 RSAs, which were granted on December 14, 2015. The Retention Grant will vest in full on December 31, 2019 and is contingent upon our CEO's continued employment as of the vesting date. The vesting period aligns with the term of the Amended Agreement and is intended to facilitate the retention of our CEO for this extended period in consideration of our achievements and progress towards our long-term goals under his leadership. Further discussion of the Amended Agreement can be found in our Current Report on Form 8-K filed with the SEC on December 9, 2015, and the Amended Agreement can be found at Exhibit 10.81 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 24, 2016.
In entering into the Amended Agreement, the Compensation Committee determined that the Retention Grant represented both an appropriate means for recognizing Mr. Gianoni’s performance during his first two years as CEO and as an incentive and retention tool to motivate continued performance in creating sustainable long-term stockholder value.
In particular, the Compensation Committee took into account Mr. Gianoni’s effective leadership and ongoing success in transitioning our business to a subscription-based cloud delivery model, as well as the immense stockholder value created over the previous year compared to industry and index peer groups. As seen in the chart at right, our total shareholder return in 2015 significantly outperformed both the GICS 4510 Peer Group and the S&P600.

*Cumulative stock price appreciation plus dividends, with dividends reinvested.

36	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

In choosing a four-year cliff vesting Retention Grant, the Compensation Committee linked Mr. Gianoni’s ability to earn the Retention Grant to his continued employment through the full initial term of the Amended Agreement and believes that this approach is consistent with a performance-based compensation philosophy, because the Retention Grant will be earned only at the end of the four-year term, which carefully and significantly aligns Mr. Gianoni’s financial interest with long term stockholder interests.
In designing Mr. Gianoni’s compensation package and Retention Grant, the Committee also considered the costs to the Company associated with hiring a replacement for Mr. Gianoni should he have accepted other employment following the initial term of his original employment agreement, which would have ended at the end of 2016. The Compensation Committee believed that, at this point in the transition of our Company’s business model, the replacement costs would be significant, both financially and more significantly, in terms of lost momentum and productivity. The Committee determined that such a disruption would be harmful to stockholders’ interests.
The Committee also considered the highly-competitive market for proven and experienced senior executive talent and determined that the Amended Agreement and Retention Grant fairly and appropriately met market standards for the level of executive talent exhibited by Mr. Gianoni during his tenure at Blackbaud.
As a result, the Compensation Committee determined that it is in the best interests of the Company and our stockholders to provide Mr. Gianoni with a Retention Grant that recognized his effective leadership and past contributions while, at the same time, conditioning the award on his continued employment through the term of the Amended Agreement.
2015 PRSU Awards to NEOs
In February 2015, the Compensation Committee granted PRSUs to our NEOs (the "2015 PRSUs"). The shares of our common stock subject to the 2015 PRSUs may be earned and become eligible for vesting if the following performance criteria are met (together, the “2015 PRSU Performance Metrics”):

i.
At any time during the three-year period from January 1, 2015 to December 31, 2017, the Company achieves during a rolling four consecutive quarter period: (a) an increase of 6.5% in its total non-GAAP revenue, adjusted to exclude incremental acquisition-related revenue associated with companies acquired during this current period ("Adjusted Revenue") above the total non-GAAP revenue for the immediately preceding four consecutive quarter period, adjusted to exclude the effects of any fair value adjustments to acquired deferred revenue associated with companies acquired during this prior period ("Base Revenue") and (b) in no circumstances does Base Revenue fall below the Company's 2014 non-GAAP revenue, as adjusted for the full year effect of the MicroEdge and WhippleHill acquisitions, which is $601.9 million (“Initial Base Revenue”); and

ii.
Adjusted Non-GAAP Operating Margin (defined as non-GAAP operating margin as presented in the Company's periodic reports filed with the SEC within the section "Management's discussion and analysis of financial condition and results of operations" of those reports) does not fall below a four consecutive quarter average of 17.8% of Adjusted Revenue during the same four consecutive quarter period that meets the performance requirements set forth in criterion (i) above.

Based on our stated strategy of simultaneous growth and improving operating margins, the Compensation Committee believes that, for achieving performance-based compensation metrics, revenue and operating margin targets align management's strategic goals closely with the interests of our stockholders.
To the extent earned, the 2015 PRSUs are eligible for vesting in three annual installments starting in February 2016. Achievement against the 2015 PRSU Performance Metrics is calculated on a constant currency basis, using foreign exchange rates in effect during the 2014 base year. As of December 31, 2015, the 2015 PRSU Performance Metrics had been met because in the four consecutive quarter period ended December 31, 2015, the Company achieved:

i.	Adjusted Revenue of $646.7 million, which represented an increase of 7.5% compared to the Initial Base Revenue; and

ii.	Adjusted Non-GAAP Operating Margin of 18.7% of Adjusted Revenue.
As a result, the shares of our common stock subject to the 2015 PRSUs will vest according to the time-based vesting schedule noted above subject to each NEO's continued employment.

2016 Proxy Statement	37

EXECUTIVE COMPENSATION	Table of Contents

Post-Employment Compensation

We have entered into arrangements with our NEOs which provide for payments and benefits upon a termination of employment in connection with a change in control of the Company. These arrangements provide for a "double-trigger," that is, they generally only provide payments and benefits if a NEO's employment is terminated within 12 months following a change in control of the Company either by us without cause or by the NEO for good reason. Based on our assessment of the competitive market, we believe these arrangements are appropriate as they serve as a means for executive retention.
For a detailed discussion of these arrangements and an estimate of the payments and benefits that our NEOs would be eligible to receive in certain circumstances pursuant to their agreements, see “Potential Payments Upon Termination or Change in Control - Employment Arrangements” beginning on page 44 of this Proxy Statement.

Other Benefits
Health and Welfare Benefits
Generally, the Compensation Committee seeks to provide our executive officers with health and welfare benefits on the same basis as all of our full-time employees. These benefits include health, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we make matching contributions to each NEO's account under our Section 401(k) plan on the same terms and using the same formulas as other participating employees. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by employees to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan.
Perquisites and Other Personal Benefits
Historically, we have not provided any material perquisites or other personal benefits to our executive officers. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, from time to time, the Compensation Committee may provide certain of the NEOs with perquisites or other personal benefits in amounts deemed to be reasonable where it believes that these benefits may be useful in attracting, motivating, and retaining the executive talent for which we compete, to assist our executive officers in performing their duties and to provide certain time efficiencies in appropriate circumstances.

Other Compensation Policies
Equity Grant Policy
We do not have an established formal policy with respect to the timing of equity awards in coordination with the release of material nonpublic information. As a matter of practice and informal policy, however, the Compensation Committee generally grants equity awards during periods considered to be our “open trading windows” (that is, the periods beginning two business days following our earnings release and ending one month prior to the end of the fiscal quarter). In addition, any options to purchase shares of our common stock are required to be granted with an exercise price at least equal to the fair market value of our common stock on the date of grant.
Compensation Recovery
Mr. Gianoni's employment agreement includes a compensation recovery, or clawback, provision requiring that he return to us all incentive-based compensation he receives from us to the extent required by any Company clawback or recoupment policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and/or Section 304 of the Sarbanes-Oxley Act of 2002.

38	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

Executive Officer Stock Ownership Guidelines

Under our Executive Officer Stock Ownership Guidelines, our CEO and the CEO’s officer-level direct reports are expected to own shares of our common stock, in the following amounts:

•	For the CEO, the lesser of (i) equity in an amount equal to four times base salary or (ii) 70,000 shares; and

•	For the CEO’s officer-level direct reports, the lesser of (i) equity in an amount equal to two times base salary, or (ii) 20,000 shares.
For purposes of these guidelines, vested, unexercised options and/or SARs will also count at 100% of their intrinsic value. We expect our CEO and the CEO’s officer-level direct reports to meet these guidelines within five years of receiving their first annual equity award after the later of their hire date or the adoption of these guidelines.
Progress towards meeting the guidelines is summarized below as of December 31, 2015:

	Stock Ownership Guideline (Lesser of):
Name	Multiple of Base Salary (in shares)(2)	OR	Minimum Number of Shares	Number of Shares Owned(3)	Percent of Guideline Achieved
Mr. Gianoni	37,534		70,000	183,930	490%
Mr. Boor	13,293		20,000	95,844	721%
Mr. Mooney	12,887		20,000	81,972	636%
Mr. Cumbaa	12,042		20,000	108,628	902%
Mr. Boruff(1)	12,451		20,000	10,346	83%

(1)	Mr. Boruff joined us on May 4, 2015.

(2)
Number of shares required under the guideline for multiple of base salary calculated using $65.86 per share which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015.

(3)
Includes the number of shares owned as well as the number of shares issuable under exercisable SARs. The number of shares issuable under exercisable SARs was also calculated using $65.86 per share (the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015).

Other Considerations
Tax Deductibility of Executive Compensation
The Compensation Committee considers the potential impact of Section 162(m) of the Code in designing and administering our executive compensation program. Section 162(m) disallows a tax deduction for any publicly-held corporation for compensation exceeding $1 million paid in any taxable year to our CEO and our three other most highly compensated executive officers (other than our CFO). Compensation in excess of $1 million may be deducted if it qualifies as “performance-based compensation” for purposes of Section 162(m) or satisfies the conditions for another exemption from the deduction limit. In this regard, the compensation income realized upon the exercise of stock options or SARs granted under a stockholder-approved employee stock plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.
It is the Compensation Committee's policy to periodically review and consider whether particular compensation, including incentive compensation, paid or awarded to our executive officers will be deductible for federal income tax purposes. Based on our current compensation plans and policies, and proposed regulations interpreting Section 162(m), we believe that, for the near future, we will not lose material tax deductions for executive compensation (other than for a portion of our CEO's RSAs). In addition, to maintain flexibility in the administration of our executive compensation program, the Compensation Committee reserves the discretion to compensate our executive officers in a manner that it believes to be in the best interests of the Company and our stockholders, even if these arrangements do not qualify for deductibility under the federal income tax laws.

2016 Proxy Statement	39

EXECUTIVE COMPENSATION	Table of Contents

Accounting for Stock-based Compensation
We account for stock-based compensation awards in accordance with the requirements of FASB ASC Topic 718. Under FASB ASC Topic 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. The assumptions used to determine the fair value of the awards are included in Note 13 of the financial statements included in our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 24, 2016.
We estimate the number of awards that will be forfeited and recognize expense only for those awards that we expect will ultimately vest. Significant judgment is required in determining the adjustment to compensation expense for estimated forfeitures. Compensation expense in a period could be impacted, favorably or unfavorably, by differences between estimated and actual forfeitures.
Risk Assessment of Compensation
The Compensation Committee has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types and amounts of compensation, together with our internal controls and oversight of our Board of Directors, mitigates potential compensation-related risks.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 24, 2016.
THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
Sarah E. Nash, Chair
Timothy Chou, Ph.D.
Joyce M. Nelson

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
The members of the Board of Directors who served on the Compensation Committee in 2015 were Chair Sarah E. Nash, Timothy Chou, Ph.D., Andrew M. Leitch (through September) and Joyce M. Nelson (starting in September). None of the members of the Compensation Committee serves or in the past has served as one of our executive officers or has been employed by us and none of our executive officers have served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board. Mr. Gianoni participated in discussions regarding salary, bonus and equity compensation for our executive officers, except for discussions regarding his own salary, bonus and equity compensation.

40	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

COMPENSATION TABLES

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation paid to and earned by our NEOs for services rendered to us in all capacities in 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total ($)
Michael P. Gianoni(1) President and CEO	2015	$613,506	$—	$10,111,855	$—	$709,820	$50,165	$11,485,346
	2014	581,923	863,277	2,630,468	—	682,660	31,146	4,789,474
Anthony W. Boor(2) Executive Vice President and CFO	2015	434,567	—	2,028,298	—	326,813	30,723	2,820,401
	2014	532,500	—	534,324	—	242,756	23,786	1,333,366
	2013	609,575	—	556,385	—	164,787	21,077	1,351,824
Kevin W. Mooney Executive Vice President and President, GMBU	2015	412,274	—	1,521,212	—	325,031	24,617	2,283,134
	2014	409,000	—	445,286	—	228,562	23,088	1,105,936
	2013	393,325	—	463,672	—	157,564	20,978	1,035,539
Charles T. Cumbaa Executive Vice President of Corporate and Product Strategy	2015	393,666	—	1,521,212	—	227,734	24,693	2,167,305
	2014	364,000	—	445,286	—	214,214	21,716	1,045,216
	2013	347,600	—	463,672	—	137,891	21,110	970,273
Brian E. Boruff(1) Executive Vice President and President, ECBU	2015	272,023	50,000	1,104,539	—	195,220	20,090	1,641,872

(1)	Mr. Gianoni joined us on January 13, 2014, and Mr. Boruff joined us on May 4, 2015.

(2)
Mr. Boor's 2014 and 2013 base salary amounts include $120,000 and $240,000, respectively, of additional base compensation for his service as interim President and CEO during our CEO transition in addition to his responsibilities as Executive Vice President and CFO. This additional base compensation was agreed to in a Letter Agreement dated October 23, 2013, between the Company and Mr. Boor attached as Exhibit 10.70 to our Current Report on Form 8-K filed with the SEC on October 25, 2013.

(3)
Mr. Gianoni received a bonus payment of $863,277 in 2014 in recognition of his forfeiture of his annual cash bonus opportunity and outstanding equity awards when he left his then current employer and to assist with relocation costs. Mr. Boruff received a sign-on bonus payment of $50,000 upon joining us in May 2015.

(4)
The reported amounts represent the aggregate grant date fair value of awards of RSAs and PRSUs, computed in accordance with FASB ASC Topic 718, and, for PRSUs, assume performance at the target level for each such award. The reported amounts are consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(5)	Includes the following for each NEO:

Name	Year	401(k) Company Match	Dividends Paid on RSAs	Life and Disability Insurance Premiums	Health Savings Account Contributions	Relocation Costs	Other(A)
Mr. Gianoni	2015	$6,481	$42,193	$891	$600	$—	$—
	2014	2,125	19,753	738	—	—	8,530
Mr. Boor	2015	7,800	19,733	2,590	600	—	—
	2014	7,650	13,699	2,437	—	—	—
	2013	7,650	11,602	1,825	—	—	—
Mr. Mooney	2015	7,800	15,626	891	300	—	—
	2014	7,650	11,994	3,444	—	—	—
	2013	7,650	11,633	1,695	—	—	—
Mr. Cumbaa	2015	7,800	15,402	891	600	—	—
	2014	7,650	11,569	2,497	—	—	—
	2013	7,650	11,008	2,452	—	—	—
Mr. Boruff	2015	7,688	3,725	2,353	—	6,324	—

A.	Includes the reimbursement of $8,530 of attorney fees incurred by Mr. Gianoni in 2014 for review of his employment agreement.

2016 Proxy Statement	41

EXECUTIVE COMPENSATION	Table of Contents

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the grants of plan-based awards to our NEOs in 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael P. Gianoni	3/15/2015	$383,438	$613,500	$1,227,000
	12/14/2015							80,555	(3)			$5,041,132
	2/13/2015							57,038	(4)			$2,535,339
	2/13/2015				57,039	57,039	57,039					2,535,384
Anthony W. Boor	3/15/2015	176,541	282,466	564,932
	2/13/2015							22,816	(4)			1,014,171
	2/13/2015				22,815	22,815	22,815					1,014,127
Kevin W. Mooney	3/15/2015	171,141	273,826	547,652
	2/13/2015							17,111	(4)			760,584
	2/13/2015				17,112	17,112	17,112					760,628
Charles T. Cumbaa	3/15/2015	123,019	196,831	393,662
	2/13/2015							17,111	(4)			760,584
	2/13/2015				17,112	17,112	17,112					760,628
Brian E. Boruff	5/4/2015	111,042	177,667	355,334
	5/14/2015							10,346	(4)			552,269
	5/14/2015				10,346	10,346	10,346					552,269

(1)
Mr. Gianoni’s target annual cash bonus opportunity was equal to 100% of his earned base salary, pursuant to his employment agreement. The target annual cash bonus opportunities for Messrs. Boor, Mooney and Boruff were equal to 65% of the base salary each individual was expected to earn in 2015. Mr. Cumbaa's target annual cash bonus opportunity was equal to 50% of his earned base salary in 2015. The maximum cash bonus for 2015 for each NEO was equal to twice his target annual cash bonus opportunity.

(2)
The 2015 PRSUs were granted to our NEOs and vest in three annual installments starting in February 2015, subject to the NEO's continued employment and the achievement of pre-established performance metrics, as described on page 37 of this Proxy Statement.

(3)
Pursuant to his amended and restated employment and noncompetition agreement, Mr. Gianoni received a retention grant of RSAs equal to the number provided next to his name in the table. These RSAs will vest in full on December 31, 2019, subject to his continued employment. The vested and unvested shares of common stock subject to RSAs are eligible to receive dividends or dividend equivalents declared by the Company.

(4)
Each of our NEOs was granted the number of RSAs set forth next to their names in the table. These RSAs vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to the NEO's continued employment. The vested and unvested shares of common stock subject to RSAs are eligible to receive dividends or dividend equivalents declared by the Company.

(5)
The grant date fair value of the equity awards is calculated in accordance with FASB ASC Topic 718. See Note 13 of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 24, 2016.

42	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information with respect to the outstanding unexercised SARs and PSARs and RSAs held by our NEOs that had not vested as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)
Michael P. Gianoni						252,931	(3)	$16,658,036
Anthony W. Boor	23,553	—	(1)	$28.78	11/13/2018	67,216	(4)	4,426,846
	45,740	22,871	(2)	22.24	11/5/2019
Kevin W. Mooney	8,371	—	(1)	26.79	11/7/2017	52,680	(5)	3,469,505
	14,085	—	(1)	28.06	11/9/2018
	45,740	22,871	(2)	22.24	11/5/2019
Charles T. Cumbaa	16,042	—	(1)	26.79	11/7/2017	52,526	(6)	3,459,362
	24,648	—	(1)	28.06	11/9/2018
	64,768	21,590	(2)	22.24	11/5/2019
Brian E. Boruff						20,692	(7)	1,362,775

(1)	The vested SARs underlying this award shall be settled in stock at the time of exercise.

(2)
The unvested PSARs underlying this award will vest on November 6, 2016, subject to continued employment, as the PSAR Performance Metric was met on April 16, 2013. The PSARs shall be settled in stock at the time of vesting.

(3)
The unvested portion of Mr. Gianoni's awards will vest as follows, subject to his continued employment: 57,038 RSAs in four equal annual installments beginning on February 13, 2016; 57,039 PRSUs in three equal annual installments beginning on February 13, 2016, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 30,864 RSAs in three equal annual installments beginning on February 14, 2016; 27,435 PRSUs in two equal annual installments beginning on February 14, 2016, as the 2014 PRSU Performance Metrics were met on December 31, 2014; and 80,555 RSAs on December 31, 2019.

(4)
The unvested portion of Mr. Boor’s awards will vest as follows, subject to his continued employment: 22,816 RSAs in four equal annual installments beginning on February 13, 2016; 22,815 PRSUs in three equal annual installments beginning on February 13, 2016, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 10,974 PRSUs in two equal annual installments beginning on February 14, 2016, as the 2014 PRSU Performance Metrics were met on December 31, 2014; 2,818 RSAs on November 6, 2016; and 7,793 RSAs in two equal annual installments beginning on November 6, 2016.

(5)
The unvested portion of Mr. Mooney’s awards will vest as follows, subject to his continued employment: 17,111 RSAs in four equal annual installments beginning on February 13, 2016; 17,112 PRSUs in three equal annual installments beginning on February 13, 2016, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 9,145 PRSUs in two equal annual installments beginning on February 14, 2016, as the 2014 PRSU Performance Metrics were met on December 31, 2014; 2,818 RSAs on November 6, 2016; and 6,494 RSAs in two equal annual installments beginning on November 6, 2016.

(6)
The unvested portion of Mr. Cumbaa’s awards will vest as follows, subject to his continued employment: 17,111 RSAs in four equal annual installments beginning on February 13, 2016; 17,112 PRSUs in three equal annual installments beginning on February 13, 2016, as the 2015 PRSU Performance Metrics were met on December 31, 2015; 9,145 PRSUs in two equal annual installments beginning on February 14, 2016, as the 2014 PRSU Performance Metrics were met on December 31, 2014; 2,664 RSAs on November 6, 2016; and 6,494 RSAs in two equal annual installments beginning on November 6, 2016.

(7)
The unvested portion of Mr. Boruff’s awards will vest as follows, subject to his continued employment: 10,346 RSAs in four equal annual installments beginning on May 14, 2016 and 10,346 PRSUs in three equal annual installments beginning on May 14, 2016, as the 2015 PRSU Performance Metrics were met on December 31, 2015.

(8)	Based on $65.86 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015, the last trading day of that fiscal year.

2016 Proxy Statement	43

EXECUTIVE COMPENSATION	Table of Contents

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table sets forth information concerning the exercise of SARs and vesting of RSAs and PRSUs for each NEO during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael P. Gianoni	—	$—	24,006	$1,067,067
Anthony W. Boor	—	—	15,731	874,895
Kevin W. Mooney	—	—	12,749	718,265
Charles T. Cumbaa	16,375	417,495	12,332	692,072
Brian E. Boruff	—	—	—	—

(1)	The amounts reported represent the market value of the shares of our common stock subject to the SARs on the date of exercise less the applicable exercise or strike price.

(2)	The amounts reported represent the market value of the shares of our common stock on the date of vesting.

Nonqualified Deferred Compensation and Retirement Plans

We do not maintain deferred compensation or defined benefit pension or supplemental retirement plans for our executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Arrangements

Set forth below are descriptions of the principal terms of the employment agreements and retention agreements currently in effect with our NEOs and, where applicable, the estimated potential payments and benefits that these individuals may receive upon a termination of employment, including a termination of employment in connection with a change in control of our Company.
Mr. Gianoni
On December 9, 2015, we entered into an Amended Agreement with Mr. Gianoni. The Amended Agreement is for a term of four years and is renewable thereafter by mutual agreement for one-year terms.
The Amended Agreement prohibits Mr. Gianoni from participating in any business that directly competes with us or soliciting any employee of ours to leave us for one year after termination of the Amended Agreement.
If Mr. Gianoni's employment is terminated by us for cause, as defined in the Amended Agreement, we will be obligated to pay him his accrued but unpaid base salary through the termination date, any unreimbursed expenses through the termination date and payment of other amounts and benefits, if any, to which he is entitled under applicable benefit plans (collectively, the "Accrued Compensation"). All of Mr. Gianoni's unexercised stock options and SARs, whether vested or unvested, will immediately terminate and all unvested RSAs and restricted stock units ("RSUs") held will be forfeited immediately if his employment is terminated for cause.

44	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

If Mr. Gianoni's employment is terminated by us without cause or he resigns for good reason, as defined in the Amended Agreement, we will be obligated to:

•	pay him his Accrued Compensation;

•	continue to pay his base salary for a period of 24 months;

•
pay him a lump sum payment based on the average cash bonus he received for the two calendar years (or such lesser number of years for which he was employed by us) prior to the calendar year in which termination occurs, pro-rated based on his actual period of employment during the year of termination;

•	accelerate vesting of all of his then-unvested time-based equity awards by 12 months;

•	accelerate vesting of the Retention Grant; and

•
accelerate vesting of any then-unvested performance-based equity awards to the extent that such awards would have vested if he had continued employment with us until the date on which the Board of Directors (or applicable committee) determines the level of achievement of the applicable performance goals, but only if the performance period for such equity awards ends within 12 months of his termination date.

If Mr. Gianoni resigns without good reason or fails to renew the Amended Agreement, we will be obligated to pay his Accrued Compensation, payment of any awarded but unpaid bonus for prior calendar years and Mr. Gianoni will have the opportunity to exercise any vested equity awards.

If, within 12 months after a change in control of the Company, as defined in the Amended Agreement, Mr. Gianoni's employment is terminated by us without cause or he resigns with good reason, we will be obligated to pay him the same amounts as if he were terminated without cause (as described above), and, in addition, all of his then-unvested time-based equity awards will immediately vest in full and he will also receive 12 months accelerated vesting for any then-unvested performance-based equity awards based on the level of achievement of the applicable performance goals as of the termination date (or if calculation of the level of achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at the target performance level). If the Company fails to renew the Amended Agreement either during discussions that ultimately lead to a change in control of the Company or within 12 months after a change in control of the Company, the Company has these same payment obligations.

If Mr. Gianoni's employment is terminated due to death or disability, as defined in the Amended Agreement, we will be obligated to pay him his Accrued Compensation and the same lump sum bonus payment as if his employment were terminated without cause. The Retention Grant will immediately be fully vested. All other then-unvested equity awards will be forfeited or terminate immediately, as applicable. Mr. Gianoni's estate will have such period as provided in the applicable equity award agreements to exercise any vested options and SARs, after which time they will terminate.
Finally, the Amended Agreement provides that, if any payments made to Mr. Gianoni are deemed to be “parachute payments” under Section 280G(b)(2) of the Code, we will reduce the payments to the minimum extent necessary to avoid imposition of any excise tax under Section 4999 of the Code or the disallowance of a deduction under Section 280G(b)(2) of the Code, unless the reduction would result in an after-tax amount that is less than if the reduction had not been made.
The Amended Agreement is filed as Exhibit 10.81 to our Annual Report on Form 10-K filed with the SEC on February 24, 2016.
Messrs. Boor, Mooney, Cumbaa and Boruff
Employee Agreements
We have entered into "at-will" employment agreements with Messrs. Boor, Mooney, Cumbaa and Boruff. Each agreement prohibits the executive officer from performing services for or entering into employment with any direct competitor or soliciting, hiring or otherwise engaging any employee of ours for one year after termination of the agreement. In addition, each agreement prohibits the solicitation of our current and prospective customers for one year after termination of the agreement. These agreements do not provide for any severance payments or benefits and have no fixed term. Each of these agreements includes an assignment of intellectual property clause.

2016 Proxy Statement	45

EXECUTIVE COMPENSATION	Table of Contents

Retention Agreements
Each of Messrs. Boor, Mooney, Cumbaa and Boruff are also party to retention agreements with us. These retention agreements provide for “double-trigger” severance payments and benefits under certain specified circumstances, as described below. We are not obligated to make any tax "gross-up" or other payments to Messrs. Boor, Mooney, Cumbaa or Boruff if, in connection with any payments received following a termination of employment, the payments are subject to taxation under Section 409A of the Code.
If Messrs. Boor, Mooney, Cumbaa or Boruff's employment is terminated within 12 months following a change in control of our Company, as defined in the retention agreements, either by us without cause, or by the executive officer for good reason, we will be obligated to:

•	Pay him 1.5 times his base salary;

•	Accelerate and fully vest any then-unvested stock options and other equity awards; and

•	Reimburse COBRA premiums for him for the lesser of 12 months following the termination date or until he becomes eligible for insurance benefits from another employer.
The retention agreements define the term “cause” generally as:

•	Conviction or plea of no contest to any felony;

•	Any act of theft, fraud or embezzlement, or any other willful misconduct or willfully dishonest behavior by the officer;

•	Willful and repeated failure or refusal to perform his or her reasonably assigned duties, provided that such failure or refusal is not corrected within 30 calendar days of notice; and/or

•	Willful violation of his employment agreement.
The retention agreements define the term “good reason” generally as:

•	Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities that is not corrected within 30 days of notice;

•	A reduction in the officer's base salary or target bonus compensation or a material reduction of any employee benefit or perquisite;

•
Failure by us to obtain the assumption in writing of our obligation to honor the officer's agreements by any purchaser of all or substantially all of our assets within 30 calendar days after a sale or transfer of such assets; and/or

•
A relocation of his office to a location more than 40 miles from his or her existing office location, without the officer's consent, or a material adverse change in the business travel requirements of the officer's position.

The retention agreements define the term “change in control” generally as:

•	The consummation of a merger or consolidation in which our stockholders immediately prior to such event own less than 50% of the combined entity immediately following the merger or consolidation;

•	A sale of all or substantially all of our assets;

•	Acquisition of beneficial ownership where acquirer owns more than 50% of (a) then-outstanding stock or (b) combined voting power of then-outstanding securities entitled to vote; and/or

•	Our liquidation or dissolution.

Equity Awards
Our equity incentive plans govern the treatment of each of our NEOs' equity awards, except for their RSAs and PRSUs which are governed by grant agreements, upon a termination of employment for cause or without cause by us, without good reason by the executive officers, or due to death or disability. In these circumstances, unvested RSAs, SARs and PSARs will be immediately forfeited or terminated. Vested SARs granted under the 2004 Stock Plan, if any, will remain exercisable for one year after termination of employment if the executive officers are terminated due to death or disability and 90 days they are terminated for any other reason. Vested SARs and PSARs granted under the 2008 Equity Incentive Plan, if any, will remain exercisable for 90 days after termination of employment if they are terminated for any reason, including death or disability.

46	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

If Messrs. Boor, Mooney, Cumbaa or Boruff's employment is terminated for cause by us or without good reason by the executive officer, their unvested PRSUs will be forfeited. Upon death or disability, Messrs. Boor, Mooney, Cumbaa and Boruff's PRSUs will vest, on a grant-by-grant basis, in an amount equal to the proportion of days in a performance period they worked prior to their death or disability, multiplied by the number of respective PRSUs that would have vested at the end of that performance period had their employment not terminated by death or disability and they had met 100% of their target performance levels.

Quantification of Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits that would be received by our NEOs in the event of a termination of employment, including a termination of employment in connection with a change in control of our Company. These payments and benefits have been quantified assuming that the termination of employment, or the termination in connection with a change in control occurred on the last trading day of our most recently completed fiscal year (December 31, 2015) and that the price per share of our common stock was the closing market price on December 31, 2015 ($65.86 per share).

	Mr. Gianoni	Mr. Boor	Mr. Mooney	Mr. Cumbaa	Mr. Boruff
Termination Without Cause or For Good Reason
Base salary	$1,236,000	$—	$—	$—	$—
Lump sum bonus payment	696,240	—	—	—	—
Value of acceleration of equity incentives	9,077,616	—	—	—	—
Continuation of benefits	16,884	—	—	—	—
Total	$11,026,740	$—	$—	$—	$—
Termination Upon Death or Disability
Lump sum bonus payment	$696,240	$—	$—	$—	$—
Value of acceleration of equity incentives	5,305,352	—	—	—	—
Total	$6,001,592	$—	$—	$—	$—
Termination Upon Change in Control
Base salary	$1,236,000	$656,625	$636,540	$594,825	$615,000
Lump sum bonus payment	696,240	—	—	—	—
Value of acceleration of equity incentives	13,250,176	5,424,479	4,467,138	4,401,118	1,362,775
Continuation of benefits	16,884	16,950	16,793	10,552	20,326
Total	$15,199,300	$6,098,054	$5,120,471	$5,006,495	$1,998,101

2016 Proxy Statement	47

EXECUTIVE COMPENSATION	Table of Contents

PROPOSAL 3 — APPROVAL OF THE BLACKBAUD, INC. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN
We are asking our stockholders to approve the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan (the "2016 Plan"). The 2016 Plan is intended to replace our Blackbaud, Inc. 2008 Incentive Plan (the “2008 Plan”) which is scheduled to terminate on April 24, 2018. The Board of Directors believes that it is in the best interests of Blackbaud and its stockholders to establish a new plan that will allow Blackbaud to continue to provide a variety of equity-based and cash-based incentives to attract and retain key employees and consultants of Blackbaud and its subsidiaries (the “Company”) and provide them with incentives to contribute to our growth and success, as well as align their interests with those of our stockholders. Blackbaud has a standing practice of linking employee compensation to corporate performance because we believe this increases employee motivation to improve profitability and stockholder value. We have consistently included equity incentives as a significant component of compensation for our key employees. Therefore, the Board of Directors adopted the 2016 Plan on March 8, 2016, subject to and to be effective upon stockholder approval at the 2016 Annual Meeting.
The 2008 Equity Plan was initially approved by our stockholders at the 2008 annual meeting of stockholders. The 2008 Plan was most recently amended and approved by our stockholders at the 2012 annual meeting of stockholders. Under the 2008 Plan, Blackbaud is authorized to issue up to 180,000,000 shares of common stock. As of April 18, 2016, approximately 2,656,558 shares of common stock are subject to currently outstanding awards and 1,896,134 shares of common stock are available for future awards under the 2008 Plan. If the 2016 Plan is approved at the 2016 Annual Meeting, no further awards will be granted under the 2008 Plan. In addition to the initial share reserve of 5,000,000 shares of common stock established for the 2016 Plan, any shares remaining available for issuance under the 2008 Plan pursuant to the exercise of options or settlement of stock awards under the 2008 Plan will become available for issuance under the 2016 Plan, and any shares subject to outstanding stock awards granted under the 2008 Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance under the 2016 Plan. All outstanding stock awards granted under the 2008 Plan will remain subject to the terms of the 2008 Plan with respect to which they were originally granted.
If the 2016 Plan is not approved by our stockholders, the 2008 Plan will continue in effect and the Company will continue to have the authority to grant awards under the 2008 Plan until its termination in April 2018.
The 2016 Plan also generally is intended to allow the Compensation Committee to grant certain awards that may meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Therefore, stockholder approval of the 2016 Plan, including the provisions regarding performance-based awards, also is being sought to give the Company the continued ability to grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code.
However, the Company reserves the right to grant awards that may not be deductible under Section 162(m) of the Code, and nothing in this proposal precludes the Company from exercising such right. No employee has a guaranteed right to any discretionary bonus as a substitute for a performance-based bonus if performance goals are not met or if the stockholders do not approve the 2016 Plan. In addition, there is no guarantee that awards under the 2016 Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

✓	The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.

The voting requirements for this Proposal 3 are described above and under "Additional Information" on page 61 of this Proxy Statement.
The following is a summary of the 2016 Plan submitted for stockholder approval. The summary describes the principal features of the 2016 Plan, but it is qualified by reference to the full text of the 2016 Plan, which is included in this Proxy Statement as Appendix C.

48	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

Summary of Proposed 2016 Plan
Administration
The Compensation Committee (or the “Committee”) will administer the 2016 Plan. The Committee has the full authority to grant awards under the 2016 Plan, to select the recipients of awards under the 2016 Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2016 Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2016 Plan, to delegate to officers the authority to grant certain awards and make other determinations, to delegate administrative responsibilities and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2016 Plan. The Committee also has the discretion to vary or amend the terms of awards and establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.
Eligibility
The Committee may grant awards under the 2016 Plan to employees, directors and consultants providing services to the Company. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems relevant, including, among other things, their duties and the Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who will be eligible to participate in the 2016 Plan will vary and, in light of the Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of April 18, 2016, the Company had approximately 3,133 employees.
Types of Awards
Awards that may be granted under the 2016 Plan include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards, and cash incentive awards. The Committee also may designate certain awards as performance-based compensation subject to achievement of certain pre-established, objective performance goals. Each type of award is discussed in more detail below.
Shares Subject to 2016 Plan and Adjustments
If the stockholders approve the 2016 Plan, the number of shares of Blackbaud’s common stock initially available for issuance under the 2016 Plan will be 6,896,134 shares. This reflects 5,000,000 shares specifically reserved for the 2016 Plan, plus 1,896,134 shares that remain available for grant under our 2008 Plan. Upon approval of the 2016 Plan, the 2008 Plan will terminate with respect to any future grants. However, the share reserve under the 2016 Plan may be increased from time to time by a number of shares equal to the number of shares of common stock that (i) are issuable pursuant to awards outstanding under the 2008 Plan and (ii) but for the termination of the 2008 Plan for future grants, would otherwise have reverted to the share reserve of the 2008 Plan.
In addition, the number of shares of common stock available for issuance under the 2016 Plan will be reduced by one share for each share issued pursuant to options or stock appreciation rights, and by two shares for each share issued pursuant to all other types of stock awards granted under the 2016 Plan.
Shares of common stock covered by awards that expire or are forfeited, repurchased, canceled, or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2016 Plan to the extent of such expiration, forfeiture, cancellation, etc. However, shares of common stock subject to an award that are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award will not become available again for awards under the 2016 Plan. Shares of common stock shall not be deemed to have been issued pursuant to the 2016 Plan with respect to any portion of a stock award (other than a stock appreciation right that may be settled in shares of common stock and/or cash) that is settled in cash. Upon exercise of a stock appreciation right, whether in cash or shares of common stock, the number of shares available for issuance under the 2016 Plan will be reduced by the gross number of shares for which the stock appreciation right is exercised.

2016 Proxy Statement	49

EXECUTIVE COMPENSATION	Table of Contents

The aggregate maximum number of shares of common stock that may be issued under the 2016 Plan pursuant to the exercise of incentive stock options is 5,000,000 shares of common stock.
In the event any change is made in the shares subject to the 2016 Plan or any stock award granted under the 2016 Plan, whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise, the Board will equitably and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2016 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities (or amount of cash consideration) that may be awarded to any person pursuant to performance stock awards and other stock-based awards intended to satisfy the requirements of Section 162(m) of the Code (such as options and stock appreciation rights), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Individual Award Limits

•	No individual may be granted options and/or stock appreciation rights under the 2016 Plan with respect to an aggregate of more than 1,000,000 shares of common stock during any calendar year.

•
With respect to performance stock awards, no individual may be granted awards (whether such awards may be settled in shares of common stock and/or cash) consisting of, covering or relating to in the aggregate more than 1,000,000 shares of common stock during any calendar year.

•
With respect to any performance-based cash award, the maximum cash that can be paid to any participant with respect to (i) a performance period that is 12 months or less is $15,000,000 and (ii) a performance period that is more than 12 months is $20,000,000.

Prohibition on Repricing
The 2016 Plan expressly provides that the terms of outstanding options and stock appreciation rights may not be amended, without requisite stockholder approval to (i) reduce the exercise price or strike price; (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or the strike price that is less than the exercise price of the original options or stock appreciation rights; (iii) cancel outstanding options or stock appreciation rights with an exercise price or strike price that is less than the then current fair market value of a share of common stock in exchange for other awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the common stock is listed or quoted. These prohibitions do not apply to certain transactions in which awards are assumed.
Minimum Vesting Requirements
The Committee determines the time(s) at which an award will vest, become exercisable or the restrictions thereon lapse and the terms on which an award requiring exercise will become and remain exercisable. However, the 2016 Plan includes minimum vesting periods that generally apply to awards. Generally, awards to employees may not vest (or the restrictions may not lapse, as applicable) in less than one year from the grant date. In addition, the Committee may provide at or following the grant date of an award for accelerated vesting (or lapse of restrictions) in connection with death, disability, a change in control or changes in applicable laws, or, subject to the minimum vesting periods above, at any other time. However, up to a maximum of 5% of the aggregate shares of the Company’s common stock authorized for issuance under the 2016 Plan may be subject to awards that do not satisfy these minimum vesting periods and/or that provide for acceleration in other circumstances.
Stock Options
Stock options may be granted under the 2016 Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of Blackbaud and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of common stock from Blackbaud at a designated exercise price.
The exercise price of options granted under the 2016 Plan is determined at the discretion of the Committee, but the exercise price per share generally may not be less than the fair market value of a share of Blackbaud’s common stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of Blackbaud or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price

50	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

per share may not be less than 110% of the fair market value of a share of common stock on the grant date. Fair market value under the 2016 Plan generally is based on the closing sales price of Blackbaud’s common stock on the NASDAQ Stock Market on the grant date of the option.
Unless otherwise provided by the Committee, the exercise price of an option generally may be paid (i) in cash; (ii) subject to applicable law, by tendering previously acquired shares of common stock having an aggregate fair market value equal to the total exercise price; and/or (iii) subject to applicable law and such rules as may be established by the Committee, by means of a “cashless exercise” through an approved broker. The Committee also may provide that options may be exercised using a “net share settlement” procedure, or by other means consistent with applicable law.
The Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.
The Committee may implement an automatic exercise feature for stock options providing that if, on the last day that an option may be exercised, the participant has not then exercised such option and its exercise price is less than the fair market value of a share of common stock, the option will be deemed to have been exercised by the participant using a “net exercise” on such last day and the Company will make the appropriate payment to such participant after applicable tax withholding.
The following rules generally apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause (as defined in the 2016 Plan), disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the three-month period following such termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the twelve-month period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the twelve-month period following the option holder’s death. However, in no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee). If the option holder is terminated by the Company for cause, all options will terminate immediately and the option holder will be prohibited from exercising his or her options.
Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.
Stock Appreciation Rights
Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Blackbaud’s common stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of common stock or a combination thereof, as determined by the Committee. The initial value of SARs granted under the 2016 Plan is determined at the discretion of the Committee, but the initial value per share of common stock covered by the SARs may not be less than the fair market value of a share of Blackbaud’s common stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of Blackbaud’s common stock on the NASDAQ Stock Market on the grant date.
SARs may be granted in tandem with stock options or independently. The Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of common stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of common stock with respect to which such options or SARs are exercised. The Committee may implement an automatic exercise feature for SARs similar to the automatic exercise feature described above for stock options.

2016 Proxy Statement	51

EXECUTIVE COMPENSATION	Table of Contents

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above.
Restricted Stock and Restricted Stock Units
Restricted stock is an award of shares of our common stock that is subject to restrictions and such other terms and conditions as the Committee determines. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of common stock or the value of shares common stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of common stock or a combination thereof, as specified by the Committee.
The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.
If the recipient’s service with the Company terminates, all shares of common stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Committee otherwise provides.
Unless otherwise provided in the award agreement, a recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Committee may provide for dividend equivalent rights on such terms and conditions as it may specify.
Stock Awards
The Committee may grant other types of stock awards that involve the issuance of shares of our common stock or that are dominated or valued by reference to shares of common stock. The terms and conditions applicable to such stock awards will be determined by the Committee in its discretion.
Cash Incentive Awards
The Committee may award an employee the opportunity to receive a cash bonus based on the achievement of one or more performance goals (as described below under “Performance Awards”). The Committee will establish these performance goals and any other criteria that must be met, the period during which achievement of the performance goals and other criteria will be measured, the formula or basis by which the actual amount of the cash incentive bonus will be determined, the timing and form of payment, and any forfeiture events. Cash incentive awards will be paid in cash. The Committee may, in its discretion, reduce the amount of or eliminate a cash incentive award.
Performance Awards
The 2016 Plan allows the Committee to grant performance awards in the form of restricted stock, restricted stock units, or a cash incentive in a manner that is generally intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits Blackbaud’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and the next three highest paid officers (generally excluding the principal financial officer) to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors also is seeking stockholder approval of the 2016 Plan to allow the grant of awards that may satisfy the requirements of Section 162(m) of the Code.
For performance awards, the Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed). For purposes of performance awards, the Committee will consist of two or more outside directors within the meaning of Section 162(m) of the Code.

52	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

The performance goals established by the Committee must be objectively determinable. The 2016 Plan provides that the Committee may establish performance goals based on one or more of the following criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and/or after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction, (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a stock award or cash incentive award is not intended to constitute performance-based compensation under Section 162(m) of the Code, other measures of performance selected by the Committee.
In addition, to the extent consistent with Section 162(m) of the Code, performance criteria may be based upon other strategic business criteria, such as negotiating transactions or sales, attaining specified long-term business goals or strategic plans, negotiating significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided however, that the measurement of any such performance criteria must be objectively determinable.
Partial achievement of the specified performance criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the award agreement or terms of the cash incentive award. The performance criteria shall have any reasonable definitions that the Committee may specify and the Committee shall have the authority to define the manner of calculating the performance criteria it selects to use for a performance period. The 2016 Plan provides that the Committee may state any one or more of the performance criteria within a performance goal as a percentage of another performance criteria, or a percentage of a prior period's performance criteria, or used on an absolute, relative or adjusted basis, to measure the performance of Blackbaud and/or one or more of its affiliates as a whole or with respect to one or more business units or segments, divisions, affiliates, operational units, product lines, brands, administrative departments of Blackbaud and/or one or more of its affiliates or any combination thereof, as the Committee may deem appropriate. Performance goals also may measure performance criteria in either absolute terms or relative to a pre-established target, to performance in previous years, to the performance of one or more selected comparison companies or the performance of one or more relevant stock market or other indices, or in percentages or in terms of growth over time, as the Committee, in its sole discretion, deems appropriate. Performance goals do not have to be based upon an increase or positive result under the performance criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria).
In connection with establishing performance goals, the Committee is authorized, in its sole discretion, to provide for automatic adjustments (in measures of achievement, amounts payable, or other award terms) to reflect objectively determinable events that may affect performance criteria, including but not limited to (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, corporate tax rates, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (ix) foreign exchange gains and losses; (x) discontinued operations and nonrecurring charges; and (xi) a change in Blackbaud's fiscal year, with any such adjustment to be established and administered in a manner consistent with the requirements under Section 162(m) of the Code.
For awards that are intended to meet the requirements for performance-based compensation under Section 162(m) of the Code, performance goals (and the underlying performance criteria) must be objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the performance goals have been met). In the event that applicable tax and/or securities laws change to allow the Committee the discretion to alter the governing performance goals for without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations.

2016 Proxy Statement	53

EXECUTIVE COMPENSATION	Table of Contents

The Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not increase, an award.
Following completion of the applicable performance period, the Committee will certify in writing the extent to which the performance goals have been reached. The Committee cannot waive the performance goal requirements for a covered officer under Section 162(m) of the Code except in its discretion in the case of the death or disability of the recipient or in the event of a change in control.
The Committee may, in its discretion, grant awards to officers covered by Section 162(m) of the Code that do not or are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The 2016 Plan does not limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code. In addition, there is no guarantee that awards under the 2016 Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.
Change in Control
In the event of a change in control (as such term is defined in the 2016 Plan), outstanding awards shall be treated as the Committee determines, including providing that outstanding awards may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such awards, then (i) for any stock awards that are held by individuals performing services for us immediately prior to the effective time of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such stock awards will be terminated if not exercised prior to the effective time of the corporate transaction, and (ii) all other outstanding stock awards will be terminated if not exercised on or prior to the effective time of the corporate transaction. Notwithstanding the foregoing, if a stock award would terminate if not exercised prior to the effective time of a corporate transaction, the Committee, in its sole discretion, may provide that the holder of such stock award may not exercise it but instead will receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of the value of the property such holder would have received upon exercise of the stock award (including, at the discretion of the Committee, any unvested portion of the stock award) over any exercise price payable by such holder in connection with such exercise.
An award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as such term is defined in the 2016 Plan) as may be provided in the award agreement or as may be provided in any other written agreement between us or any of our affiliates and the participant.
Forfeiture and Clawback
The 2016 Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including but not limited to the right to receive an award, to exercise an award, to retain an award, to retain cash or common stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2016 Plan also provides that all awards granted under the 2016 Plan are intended to be subject to the terms and conditions of any applicable law or policy regarding hedging, clawbacks, forfeitures or recoupments adopted by the Company. Each participant agrees to repay to the Company any amount that may be required to be repaid under any such policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as may be amended) and any implementing rules and regulations promulgated thereunder; and/or Section 304 of the Sarbanes Oxley Act of 2002 (as may be amended) and any implementing rules and regulations promulgated thereunder.
Amendment, Suspension or Termination
The Committee may at any time amend the 2016 Plan in whole or in part for any reason, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements. The Board may at any time suspend or terminate the 2016 Plan. Unless terminated earlier, the 2016 Plan will terminate on the tenth (10th) anniversary of the earlier of (i) the date the 2016 Plan is adopted by the Board, or (ii) the date the 2016 Plan is approved by the stockholders. The Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2016 Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Committee may amend the

54	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

2016 Plan and/or any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters or it has determined such amendment is in the best interest of affected participants.
Market Price of Common Stock
The closing price of a share of Blackbaud’s common stock on the NASDAQ Stock Market on April 18, 2016 was $64.86.
Plan Benefits
No awards may be granted under the 2016 Plan until it is approved by our stockholders. Since all awards under the 2016 Plan are made at the discretion of the Committee, future awards that may be received by any executive officers or others pursuant to the 2016 Plan are not presently determinable. Awards granted in 2015 to the named executive officers are more fully described under "Executive Compensation" beginning on page 24 of this Proxy Statement. Awards granted to our non-employee directors are more fully described under "Director Compensation" beginning on page 19 of this Proxy Statement.
Federal Income Tax Consequences
The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2016 Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to Blackbaud and its subsidiaries under certain circumstances (and references to the Company in this section shall include the applicable subsidiary, if any). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2016 Plan.
Nonstatutory Stock Options
The grant of nonstatutory stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of common stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.
Incentive Stock Options
The grant and exercise of incentive stock options generally should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.
If the option holder retains the shares of common stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the common stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the common stock will be taxed as short-term or long-term capital gain or loss, as applicable.
Stock Appreciation Rights
The grant of SARs generally should have no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value

2016 Proxy Statement	55

EXECUTIVE COMPENSATION	Table of Contents

of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.
Restricted Stock
The recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock), and the Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) of the Code). If the recipient subsequently disposes of the shares of common stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of common stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.
Restricted Stock Units
The grant of restricted stock units generally should have no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to Section 162(m) of the Code).
Other Stock Awards
The federal income tax consequences of other stock awards will depend on the form of such awards.
Cash Incentive Awards
An employee should not have taxable income upon the grant of a contingent right to a cash incentive award. The cash incentive award will be taxable income to the employee at the time it is paid, and (subject to Section 162(m) of the Code) the Company will be entitled to a corresponding tax deduction.
Section 162(m) of the Code
The above discussion regarding the Company’s federal income tax deductions is subject to meeting certain requirements under Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and certain other officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. The 2016 Plan permits the Committee to grant awards that are intended to qualify for this exception to the Section 162(m) deduction limit of Section 162(m) of the Code. However, the Company reserves the right to grant awards that may not be deductible under Section 162(m) of the Code, and nothing in this proposal precludes the Company from exercising such right. There is no guarantee that awards under the 2016 Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.
Section 409A of the Code
Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Committee, awards granted under the 2016 Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2016 Plan or any award granted under the 2016 Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

56	2016 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2015 and April 18, 2016 on all of our equity compensation plans currently in effect.

	(a)		(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Plan name	December 31, 2015	April 18, 2016	December 31, 2015	April 18, 2016	December 31, 2015	April 18, 2016
Equity compensation plans approved by stockholders
2008 Equity Incentive Plan	757,203	723,947	$24.27	$24.26	3,310,026	1,896,134
Equity compensation plans not approved by stockholders
Blackbaud, Inc. 2009 Equity Compensation Plan for Employees from Acquired Companies(2)	—	—	—	—	94,339	94,339
Kintera, Inc. Amended and Restated 2003 Equity Incentive Plan, as amended(3)	2,314	2,314	10.78	10.78	—	—
Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended(4)	1,841	1,621	10.71	10.65	—	—
Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended(4)	590	553	17.62	17.58	—	—
Total options and SARs - all plans	761,948	728,435	24.19	24.20
Weighted-average remaining term of all options and SARs (in years)	3.2	2.9
Total full-value awards - all plans(5)	1,493,037	1,928,123

(1)
At December 31, 2015, 162,582 shares under the 2008 Equity Incentive Plan were unvested and all shares under the Kintera, Inc. Amended and Restated 2003 Equity Incentive Plan, as amended, the Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended and the Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended were vested. At April 18, 2016, 152,396 shares under the 2008 Equity Incentive Plan were unvested and all shares under the Kintera, Inc. Amended and Restated 2003 Equity Incentive Plan, as amended, the Convio, Inc. 1999 Stock Option/Stock Issuance Plan, as amended and the Convio, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended were vested.

(2)
Our Company adopted this plan so that it could issue registered shares of its common stock to certain of its employees pursuant to employment contracts or other agreements or arrangements entered into in connection with its acquisition of eTapestry.com, Inc., Kintera, Inc. (“Kintera”), and any other company in the future.

(3)	This plan was approved by Kintera stockholders and assumed by our Company upon its acquisition of Kintera in July 2008.

(4)	This plan was approved by Convio stockholders and assumed by our Company upon its acquisition of Convio in May 2012.

(5)	Full-value awards outstanding include RSAs, RSUs and PRSUs.

2016 Proxy Statement	57

AUDIT MATTERS
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to audit our consolidated financial statements for the fiscal year ending December 31, 2016, and recommends that stockholders vote for the ratification of such appointment. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of our Company and our stockholders.
PwC has audited our financial statements annually since 2000. Representatives of PwC are expected to be present at the 2016 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and respond to appropriate questions.

✓
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The voting requirements for this Proposal 4 are described under "Additional Information" on page 61 of this Proxy Statement.
AUDIT COMMITTEE REPORT
Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2015, (2) discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures from PwC regarding its independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with PwC its independence. Based upon these discussions and reviews, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 24, 2016.
Our Audit Committee is currently composed of the following four directors, all of whom are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act: Chair George H. Ellis; David G. Golden; Andrew M. Leitch; and Peter J. Kight. The Board of Directors has determined that Mr. Ellis and Mr. Leitch are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K promulgated by the SEC. Our Audit Committee operates under a written charter adopted by the Board, a copy of which is available under Corporate Governance in the Company – Investor Relations section of our website at www.blackbaud.com.
PwC has served as our independent registered public accounting firm since 2000 and audited our consolidated financial statements for the years ended December 31, 2000 through December 31, 2015.

58	2016 Proxy Statement

Table of Contents	AUDIT MATTERS

Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table shows the fees for audit and other services provided by PwC for fiscal years 2015 and 2014. All audit and other services provided by PwC described below were provided pursuant to the pre-approval policies of the Audit Committee.

Category	2015	2014
Audit Fees	$1,123,984	$1,094,864
Audit-Related Fees	48,000	110,000
Tax Fees	103,109	159,262
All Other Fees	—	—
Total	1,275,093	1,364,126

Audit Fees
This category consists of fees associated with the annual audit of financial statements and the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q and other regulatory filings.

Audit-Related Fees

This category consists of fees for services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” In 2015, these services were principally associated with assurance and related procedures performed in connection with our acquisition of Smart Tuition. In 2014, these services were principally associated with assurance and related procedures performed in connection with our acquisitions of WhippleHill and MicroEdge.

Tax Fees

This category consists of approximately $51,363 for tax compliance and approximately $51,746 for tax advice and tax planning in 2015, compared with approximately $110,247 for tax compliance and $49,015 for tax advice and tax planning in 2014.

Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to us during 2015 and 2014 was compatible with maintaining the independence of PwC.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
George H. Ellis, Chair
David G. Golden
Andrew M. Leitch
Peter J. Kight

2016 Proxy Statement	59

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING OF STOCKHOLDERS

1.	Who may vote at the meeting?

The Board set April 18, 2016 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 18, 2016, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 18, 2016, there were 47,496,744 shares of our common stock outstanding and entitled to vote at the meeting.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2016 Annual Meeting of Stockholders.
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability of Proxy Materials or proxy materials.

3.	What is the quorum requirement for the meeting?

A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the 2016 Annual Meeting of Stockholders in order to hold the meeting and conduct business. This is called a quorum.

Your shares will be counted as present at the meeting if you:

•	Are present in person at the meeting; or

•	Have voted by Internet, telephone, or properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

60	2016 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

4.	What proposals will be voted on at the meeting and what are the voting standards?

The four proposals to be voted on at the 2016 Annual Meeting of Stockholders are as follows:

Proposal		Board's Voting Recommendation	Voting Standard(1)	Treatment of Abstentions	Treatment of Broker Non-votes
No. 1	Election of two Class C directors, each for a three-year term expiring in 2019.	FOR (each nominee)	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 2	Advisory vote to approve the 2015 compensation of our named executive officers.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 3	Approve the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect
No. 4	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR	Majority of votes present and entitled to vote	Counted as votes present and entitled to vote and therefore have the effect of a vote against	Not counted as votes present and therefore no effect

(1)
Votes cast in person or by proxy at the meeting will be considered present. All stockholders of record of Blackbaud common stock as of the close of business on April 18, 2016, are entitled to vote at the meeting and any adjournments or postponements thereof.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card as proxy will vote the shares they represent using their best judgment.

5.	How may I vote my shares in person at the meeting?

If you are a stockholder of record, you have the right to vote in person at the 2016 Annual Meeting of Stockholders. You will need to present a form of personal photo identification in order to be admitted to the meeting. If you are a beneficial owner of shares held in street name, you are also invited to attend the meeting. Because a beneficial owner is not a stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain a legal proxy from your broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

6.	How can I vote my shares without attending the meeting?

If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on June 14, 2016. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

2016 Proxy Statement	61

ADDITIONAL INFORMATION	Table of Contents

7.	How can I change my vote after submitting it?

If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 2000 Daniel Island Drive, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 2000 Daniel Island Drive, Charleston, South Carolina 29492 at or before the taking of the vote at the meeting;

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. EDT on June 14, 2016 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be superseded).

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote in person at the meeting if you obtain a legal proxy from them.

8.	Where can I find the voting results of the meeting?

We will announce the preliminary voting results at the 2016 Annual Meeting of Stockholders. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

9.	For how long can I access the proxy materials on the Internet?

The Notice of Annual Meeting, Proxy Statement, 2015 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available, free of charge, in PDF and HTML format at http://proxy.blackbaud.com and will remain posted on this website at least until the conclusion of the meeting.

10.	How are proxies solicited and what is the cost?
We bear the expense of soliciting proxies. We have retained D.F. King & Co., Inc. ("DF King") to assist in the solicitation of proxies with respect to shares of our common stock held by brokers, nominees and institutions and, in certain cases, by other holders. The anticipated cost of the services of DF King is $9,000 plus expenses. Our directors, executive officers or employees may also solicit proxies personally or by telephone, e-mail, facsimile or other means of communication. We do not intend to pay additional compensation for doing so. We might reimburse banks, brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.
STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our Bylaws, a copy of which was attached as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on March 22, 2011. No stockholder proposals were received for consideration at our 2016 Annual Meeting of Stockholders.
Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2017 Annual Meeting of Stockholders, it must be delivered to our Corporate Secretary at our principal executive offices by December 27, 2016; provided, however, that if the date of the 2017 annual meeting is more than 30 days before or after June 15, 2017, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2017 annual meeting or (2) the 10th day following the first public announcement of the date of the 2017 annual meeting.

62	2016 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

Under our Bylaws, in order for a stockholder to bring any business before a stockholder meeting including, but not limited to, the nomination of persons for election as directors, whether by inclusion of such business in our proxy materials or otherwise, the stockholder must provide us written notice not more than 75 days and not less than 45 days before the meeting in writing by registered mail, return receipt requested. Any such notice must set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) the name, age, business address, residence address and ownership of our stock, including date of acquisition and investment intent, of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) for business other than the nomination of persons for election of directors, a description of such business, the reasons for conducting the business at the meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendments; (c) any material interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, therefrom; (d) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (e) as to the stockholder giving notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (f) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.
Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice prior to March 13, 2017.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon written or oral request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Secretary either by calling 1-800-443-9441 or by mailing a request to 2000 Daniel Island Drive, Charleston, South Carolina 29492. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 24, 2016, is accessible free of charge on our website at http://proxy.blackbaud.com. It contains audited financial statements covering our fiscal years ended December 31, 2015, 2014 and 2013. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-866-900-BLKB or sending an e-mail to investor.relations@blackbaud.com. Please include your contact information with the request.
OTHER MATTERS
The Board knows of no other matters to be submitted at the 2016 Annual Meeting of Stockholders. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.
THE BOARD OF DIRECTORS
April 26, 2016

2016 Proxy Statement	63

ADDITIONAL INFORMATION	Table of Contents

DIRECTIONS TO THE 2016 ANNUAL MEETING OF STOCKHOLDERS
Blackbaud Corporate Headquarters
2000 Daniel Island Drive, Charleston, South Carolina 29492
From the Airport
Follow the signs out of the airport to I-526 East. Follow I-526 East to Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From Downtown Charleston
Go north on Meeting Street toward I-26. Follow road under overpass and bear left onto I-26 West. Take I-26 West to I-526 East. Continue on I-526 East and take Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From South of Charleston
Take Highway 17 North to Charleston. When entering Charleston city limits, watch for sign: North Charleston 526E Right Lane. Stay in the right lane and continue on I-526 East. Follow I-526 East and take Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From North of Charleston
Take Highway 17 South to Charleston. Turn right onto I-526 West. Take Exit 24 (Daniel Island). Continue on Seven Farms Drive and at the third traffic light, turn right onto Daniel Island Drive. Blackbaud is ahead on the right.
From West of Charleston
Take I-26 East to Charleston. Exit onto I-526 East. Continue on I-526 East to Exit 24 (Daniel Island). Take your first right onto Fairchild Street. Continue on Fairchild Street and turn right onto Daniel Island Drive. Blackbaud is ahead on the right.

64	2016 Proxy Statement

APPENDICES
APPENDIX A—RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
Some operating results in this proxy statement are presented on a non-GAAP basis. We use non-GAAP revenue, non-GAAP income from operations and non-GAAP operating margin internally in analyzing our operational performance. Accordingly, we believe these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. While we believe these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
We have acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, we recorded write-downs of deferred revenue under arrangements predating the acquisition to fair value, which resulted in lower recognized revenue than the contributed purchase price until the related obligations to provide services under such arrangements are fulfilled. Therefore, our GAAP revenues after the acquisitions will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described below reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which we believe provides a more accurate representation of a revenue run-rate in a given period and, therefore, will provide more meaningful comparative results in future periods.
The non-GAAP financial measures discussed below exclude the impact of certain transactions because we believe they are not directly related to our operating performance in any particular period, but are for our long-term benefit over multiple periods. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. Calculations of these non-GAAP financial measures, as well as reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, are as follows:

2016 Proxy Statement	65

APPENDICES	Table of Contents

	Years ended December 31,
(dollars in millions)	2015	2014	2013
GAAP Revenue	$637.9	$564.4	$503.8
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	9.4	6.2	1.1
Non-GAAP revenue	$647.3	$570.7	$504.9

GAAP income from operations	$46.7	$46.4	$51.5
GAAP operating margin	7.3%	8.2%	10.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	9.4	6.2	1.1
Add: Stock-based compensation expense	25.2	17.3	16.9
Add: Amortization of intangibles from business combinations	32.2	26.1	24.6
Add: Employee severance	3.2	—	0.6
Add: Impairment of capitalized software development costs	0.2	1.6	—
Add: Acquisition-related integration costs	1.1	0.8	1.8
Add: Acquisition-related expenses	3.9	2.3	—
Add: CEO transition costs	—	0.9	1.3
Add: Restructuring costs	—	—	3.5
Subtotal(1)	75.2	55.3	49.7
Non-GAAP income from operations(1)	$122.0	$101.7	$101.3
Non-GAAP operating margin	18.8%	17.8%	20.1%

(1)	The individual amounts for each year may not sum to subtotal and non-GAAP income from operations due to rounding.
Non-GAAP organic revenue growth

In addition, we discuss non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis. We use these measures internally in analyzing our operational performance because we believe they provide useful information for evaluating the periodic growth of our business on a consistent basis. Non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, non-GAAP organic revenue growth excludes prior period revenue associated with divested businesses in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. We believe this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Calculations of non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis for the full year of 2015, as well as reconciliations of those non-GAAP measures to their most directly comparable GAAP measures, are as follows:

Table of Contents	APPENDICES

	Years ended December 31,
(dollars in millions)	2015	Change	2014
GAAP revenue	$637.9	13.0%	$564.4
(Less) Add: Non-GAAP acquisition-related revenue (1)	(0.9)		37.4
Less: Revenue from divested businesses (2)	—		(1.3)
Total Non-GAAP adjustments	(0.9)		36.2
Non-GAAP revenue (3)	$637.1	6.1%	$600.6
Foreign currency impact on Non-GAAP revenue (4)	9.6		—
Non-GAAP revenue on constant currency basis (4)	$646.7	7.7%	$600.6

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the current fiscal year, non-GAAP organic revenue growth excludes a portion of the prior year period revenue associated with businesses divested of in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, Euro, British Pound and Australian Dollar.

APPENDICES	Table of Contents

APPENDIX B—FORM OF PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and
Annual Report on Form 10-K are available at www.proxyvote.com

BLACKBAUD, INC.
Proxy for Annual Meeting of Stockholders
June 15, 2016, 4:00 p.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Blackbaud, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2016. The undersigned stockholder hereby also appoints Jon W. Olson and Anthony W. Boor, and each of them, with full power of substitution and power to act alone, as proxies to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blackbaud, Inc. that the stockholder would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Blackbaud, Inc., to be held on June 15, 2016 at 4:00 p.m., Eastern Time, at 2000 Daniel Island Drive, Charleston, South Carolina 29492, and at any adjournments or postponements thereof.

Continued and to be signed on the reverse side

Table of Contents	APPENDICES

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BLACKBAUD, INC. 2000 DANIEL ISLAND DRIVE CHARLESTON, SC 29492 ATTN: JON W. OLSON

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

APPENDICES	Table of Contents

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK IN AS FOLLOWS:						☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following nominees and Proposals 2, 3 and 4.

1.	ELECTION OF DIRECTORS

	Nominees:			For	Against	Abstain

	1a.	Sarah E. Nash		☐	☐	☐

	1b.	Michael P. Gianoni		☐	☐	☐
NOTE: In their discretion, appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

				For	Against	Abstain

2.	APPROVAL ON AN ADVISORY BASIS OF THE 2015 COMPENSATION OF BLACKBAUD, INC.’S NAMED EXECUTIVE OFFICERS.			☐	☐	☐

3.	APPROVAL OF THE BLACKBAUD, INC. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN.			☐	☐	☐

4.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS BLACKBAUD, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Table of Contents	APPENDICES

APPENDIX C—BLACKBAUD, INC. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

BLACKBAUD, INC.
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

1.	GENERAL
(a)    Establishment. Blackbaud, Inc., a Delaware corporation (the “Company”), established the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan (the “Plan”) on March 8, 2016, subject to and to be effective upon the requisite approval of the Company’s stockholders at the 2016 Annual Meeting of Stockholders (the date of such 2016 Annual Meeting of Stockholders, the “Effective Date”). No Awards may be granted prior to stockholder approval of the Plan.
(b)    Successor to Prior Plan. The Plan is intended as the successor to the Company’s 2008 Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall become available for issuance pursuant to Stock Awards granted hereunder, as provided in Section 3(a) hereof. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder, as provided in Section 3(b) hereof. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan with respect to which they were originally granted.
(c)    Eligible Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants. Cash Incentive Awards may be granted only to Employees.
(d)    Available Awards.  The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards and (vii) Other Stock Awards. The Plan also provides for the grant of Cash Incentive Awards.
(e)    Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by enhancing the Company’s ability to attract, retain and reward persons eligible to receive Stock Awards and Cash Incentive Awards as set forth in Section 1(c), and by motivating such persons with incentives to contribute to the growth and profitability of the Company.

2.	ADMINISTRATION
(a)    Plan Administration and Powers of Committee. The Committee shall administer the Plan. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Stock Awards and Cash Incentive Awards shall be granted; and (D) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
(ii)    To determine the provisions of each Award granted (which need not be identical), including without limitation, (A) the exercise or purchase price of shares of Common Stock purchased pursuant to any Stock Award; (B) the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (C) the method of payment for shares of Common Stock purchased pursuant to any Stock Award; (D) the method for satisfaction of any tax withholding obligation arising in connection with a Stock Award, including by the withholding or delivery of shares of Common Stock; (E) the timing, terms and conditions of the exercisability or vesting of any Stock Award or any shares acquired pursuant thereto or any Cash Incentive Award; (F) the Performance Criteria necessary to satisfy Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained; (G) the time of the expiration of any Stock Award; (H) the effect of the Participant’s termination of Continuous Service on any of the foregoing; (I) any restrictions or covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains

Table of Contents	APPENDICES

related thereto shall be contingent; and (J) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan.
(iii)    To construe and interpret the Plan, and Awards granted under it, and to establish, amend, waive and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award in a manner and to the extent it shall deem necessary or expedient to make the Plan or any Award fully effective.
(iv)    To resolve all questions and settle all controversies regarding the Plan and Awards granted under it.
(v)    To accelerate, continue, extend or defer the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(vi)    To approve such forms of agreements, including Stock Award Agreements for use under the Plan as it may determine in its discretion, which may include a master agreement with respect to all or any types of Stock Awards supplemented by a Stock Award notice issued by the Company;
(vii)    To amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided, subject to any specified limits in the Plan that are not subject to Committee discretion or if applicable, subject to restrictions applicable to Qualified Performance-Based Compensation; provided, however, that a Participant’s rights under any Award shall not be materially impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (1) if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Award into compliance with Section 162(m) or Section 409A of the Code or any other applicable laws, regulations, or exchange listing requirements (including changes thereto); or (2) the Committee determines that the amendment is in the best interest of the affected Participant.
(viii)    Generally, to delegate administrative responsibilities under the Plan, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company or for the administration of the Plan and that are not in conflict with the provisions of the Plan or Awards.
(ix)    To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also may vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. Such an Award may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.
(b)    Delegation by Committee.
(i)    General.  The Committee may delegate some or all of the administration of the Plan to a subcommittee. If administration is delegated to a subcommittee, the subcommittee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee that have been delegated to the subcommittee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Committee. The Committee may retain the authority to concurrently administer the Plan with the subcommittee and may, at any time, revest in the Committee some or all of the powers previously delegated.
(ii)    Section 162(m) and Rule 16b-3 Compliance.  Notwithstanding any provision of the Plan to the contrary, (A) for any Awards that are intended to constitute Qualified Performance-Based Compensation, references in the

Table of Contents	APPENDICES

Plan to the Committee shall mean a Committee that consists solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and (B) to the extent required for Stock Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, references in the Plan to the Committee shall mean a Committee that consists solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Committee, in its sole discretion, may (1) delegate to a subcommittee who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (2) delegate to a subcommittee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(c)    Delegation to Officers.  Subject to the requirements for compliance with Section 162(m) of the Code and Rule 16b-3 of the Exchange Act described in Section 2(b) above, the Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by, and subject to the requirements of, Delaware law, other Stock Awards) and the terms thereof; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Committee resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(c), the Committee may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 14(w)(ii) below, and any delegation under this Plan to any Officer shall be permitted only to the extent allowed under Delaware law.
(d)    Repricing. The terms of outstanding Options and Stock Appreciation Rights may not be amended, and action may not otherwise be taken, without requisite stockholder approval to (i) reduce the exercise price of outstanding Options or strike price of outstanding Stock Appreciation Rights; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or strike price that is less than the exercise price of the original Options or strike price of the original Stock Appreciation Rights; (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price or strike price that is less than the then current Fair Market Value of a share of the Common Stock in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. This Section 2(d) shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.
(e)    Effect of Committee’s Decision.  All determinations, interpretations and constructions made by the Committee or any subcommittee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
(f)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.	SHARES SUBJECT TO THE PLAN
(a)    Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan is equal to (i) the number of unallocated shares remaining available for issuance under the Prior Plan as of the Effective Date, plus (ii) Five Million (5,000,000) shares (the “Share Reserve”). The number of shares of Common Stock available for issuance under

Table of Contents	APPENDICES

the Plan shall be reduced (A) by one (1) share for each share issued pursuant to Options or Stock Appreciation Rights, and (B) by two (2) shares for each share issued pursuant to Stock Awards other than those set forth in the preceding clause (A). If an outstanding Stock Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to a Stock Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price to effect a forfeiture of unvested shares upon termination of Continuous Service, the shares of Common Stock allocable to the terminated portion of such Stock Award or such forfeited or repurchased shares of Common Stock shall be added back to the Share Reserve in an amount corresponding to the reduction in such Share Reserve previously made in accordance with the rules described above in this Section 3(a) and again be available for issuance under the Plan. Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan with respect to a substitute award (within the meaning of Section 4(d) below) or any portion of a Stock Award (other than a Stock Appreciation Right that may be settled in shares of Common Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 10(g) shall not again become available for issuance under the Plan. Upon exercise of a Stock Appreciation Right, whether in cash or shares of Common Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Appreciation Right is exercised. If the exercise price of an Option is paid by “net exercise” (as described in Section 5(g)(iv)) or tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
(b)    Additions to the Share Reserve.  The Share Reserve also shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to awards outstanding under the Prior Plan as of the Effective Date and (ii) but for the termination of the Prior Plan as of the Effective Date, would otherwise have reverted to the share reserve of the Prior Plan pursuant to the provisions thereof.
(c)    Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
(d)    Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be five million (5,000,000) shares of Common Stock.
(e)    Award Limitations for Individuals. Awards granted under the Plan shall be subject to the following limitations:
(i)    No Participant shall be granted, during any one calendar year, Options and/or Stock Appreciation Rights (whether such Stock Appreciation Rights may be settled in shares of Common Stock, cash or a combination thereof) in respect of or covering in the aggregate more than One Million (1,000,000) shares of Common Stock.
(ii)    No Participant shall be granted, during any one calendar year, Performance Stock Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than One Million (1,000,000) shares of Common Stock.
(iii)    The maximum amount that can be paid to any Participant pursuant to a Cash Incentive Award with respect to (A) a Performance Period that is 12 months or less shall be $15,000,000 and (B) a Performance Period that is more than 12 months shall be $20,000,000.
The maximum individual limits in this Section 3(e) shall be adjusted as provided in Section 11(a).
(f)    Minimum Vesting Requirements. The Committee shall determine the time or times at which an Award will vest, become exercisable or the restrictions thereon shall lapse and the terms on which an Award requiring exercise will become and remain exercisable, provided, however, that except in the case of substitute Awards granted pursuant to Section 4(d) or as otherwise provided herein, an Award shall not vest (or the restrictions shall not lapse) in less than one year. Notwithstanding the foregoing, the Committee may provide at the time of grant of an Award or thereafter for accelerated vesting (or lapse of restrictions) in connection with the Participant’s death, Disability, a Change in Control, changes in applicable laws, or, subject to the minimum vesting period above, at any other time. Notwithstanding anything herein to the contrary, up to a maximum of five percent (5%) of the aggregate shares of Common Stock authorized for issuance under Section 4

Table of Contents	APPENDICES

(a) of the Plan (as subject to adjustment in accordance with Section 11 of the Plan) may be subject to Awards that do not satisfy the minimum vesting periods and/or that provide for acceleration upon other circumstances.

4.	ELIGIBILITY
(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Cash Incentive Awards may be granted only to Employees. In determining the individuals to whom an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Affiliates and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. No person shall have the right to be selected to receive an Award under this Plan. Subject to the Award limits set forth in Section 3(e), a Participant may be granted more than one Award under the Plan, and a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.
(b)    Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the Option and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)    Consultants.  A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.
(d)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

5.	OPTIONS AND STOCK APPRECIATION RIGHTS
Each Option and Stock Appreciation Right shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The provisions of separate Options and Stock Appreciation Rights need not be identical; provided, however, that each Option Agreement and Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of each of the following provisions:
(a)    Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Award Agreement. A Stock Appreciation Right granted in tandem with an Option shall have the same term as the Option to which it relates.
(b)    Exercise Price for Options.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 409A and Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

Table of Contents	APPENDICES

(c)    Strike Price for Stock Appreciation Rights.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the equivalent number of shares of Common Stock subject to the Stock Appreciation Right on the date of grant.
(d)    Calculation of Appreciation for Stock Appreciation Rights.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of the exercise of the Stock Appreciation Right of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price. Notwithstanding the foregoing, the Committee may specify in a Stock Appreciation Right Agreement that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a designated amount.
(e)    Vesting.  Subject to Section 3(f), the total number of shares of Common Stock subject to an Option and an award of Stock Appreciation Rights may vest in whole or in part (and therefore become exercisable in periodic installments that may or may not be equal) at such time(s) as set forth in the Stock Award Agreement. The Committee may impose such conditions and restrictions on the grant or vesting of an Option or Stock Appreciation Right as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including Performance Goals). The vesting provisions of individual Options or Stock Appreciation Rights may vary. Except as otherwise provided in the Stock Award Agreement, the right to purchase shares of Common Stock under Options that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option, and the right to exercise Stock Appreciation Rights that become exercisable in periodic installments shall be cumulative so that such Stock Appreciation Rights (or any part thereof) may be exercised thereafter until the expiration or termination of the Stock Appreciation Rights.
(f)    Exercise of Options.  To exercise any outstanding vested Option, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Option Agreement evidencing such Option. The provisions of this Section 5(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised at a given time.
(g)    Payment Upon Option Exercise.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Committee in its sole discretion, by any combination of the methods of payment set forth below. The Committee shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(g) are:
(i)    by cash, check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock (provided that accepting such shares will not result in any adverse accounting consequences to the Company, as the Committee determines in its discretion);
(iv)    by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

Table of Contents	APPENDICES

(v)    in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
(h)    Exercise and Payment of Stock Appreciation Rights.  To exercise any outstanding vested Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The provisions of this Section 5(h) are subject to any provisions of the Stock Appreciation Right Agreement governing the minimum number of Stock Appreciation Rights which may be exercised at a given time. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is granted in tandem with an Option, the Stock Appreciation Right may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a Stock Appreciation Right that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or Stock Appreciation Right is exercised.
(i)    Automatic Exercise Feature. Notwithstanding the foregoing, the Committee may, in its sole discretion, implement an automatic exercise feature for existing and future grants of Options providing that if, on the last day that an Option may be exercised, the Participant has not then exercised such Option and its exercise price is less than the Fair Market Value of a share of Common Stock, such Option shall be deemed to have been exercised by the Participant using a “net exercise” on such last day and the Company shall make the appropriate payment to such Participant after applicable tax withholding. The Committee may implement similar rules with respect to any Stock Appreciation Right when its strike price is less than the Fair Market Value of a share of Common Stock on the last day that such Stock Appreciation Right may be exercised. The Committee may delegate authority to implement an automatic exercise feature for Options, Stock Appreciation Rights or both to one or more of the Officers pursuant to Section 2(c).
(j)    Transferability of Options.  The Committee may, in its sole discretion, impose such limitations on the transferability of Options as the Committee shall determine. In the absence of such a determination by the Committee to the contrary, the following restrictions on the transferability of Options shall apply:
(i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity); provided, however, that the Committee may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request, subject to such rules and conditions imposed by the Committee.
(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(k)    Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option or Stock Appreciation Right exercises, designate a third party who, in the event of the death of the Participant shall thereafter be entitled to exercise the Option or Stock Appreciation Right. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or Stock Appreciation Right.
(l)    Termination of Continuous Service.  In the event that a Participant's Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein or in the Stock Award Agreement (as applicable), the Option or Stock Appreciation Right shall terminate. For the avoidance of doubt, the Option or Stock Appreciation Right shall terminate as of the date of termination of Continuous Service with respect to the portion of the Option that the Optionholder was not entitled to exercise as of such date.

Table of Contents	APPENDICES

(m)    Extension of Termination Date.  A Participant’s Stock Award Agreement may provide that if the exercise of the Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the federal, state, local or foreign law, or would jeopardize the Company’s ability to continue as a going concern, then the Option or Stock Appreciation Right shall not terminate until thirty (30) days after the first date that the exercise would no longer violate applicable law or jeopardize the Company’s ability to continue as a going concern. In addition, unless otherwise provided in the Participant’s Stock Award Agreement, if the sale of the Common Stock received upon exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy, then the Option or Stock Appreciation Right shall not terminate until the expiration of a period equal to the post-termination exercise period applicable to such Participant described in Section 5(l) above or Section 5(n) or 5(o) below, as the case may be, after the termination of the Participant’s Continuous Service during which the exercise of the Option or Stock Appreciation Right would not be in violation of the Company’s Insider Trading Policy, even if the Option or Stock Appreciation Right would otherwise have expired before the end of such extended exercise period based on the term set forth in the Stock Award Agreement.
(n)    Disability of Participant.  In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option or Stock Appreciation Right as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein or in the Stock Award Agreement (as applicable), the Option or Stock Appreciation Right shall terminate. For the avoidance of doubt, the Option or Stock Appreciation Right shall terminate as of the date of termination of Continuous Service with respect to the portion of the Option or Stock Appreciation Rights that the Participant was not entitled to exercise as of such date.
(o)    Death of Participant.  In the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the extended exercise period (if any) specified in the Stock Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Option or Stock Appreciation Right as of the date of death) by the Participant’s estate, by the person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance or by the person designated to exercise the Option or Stock Appreciation Right upon the Participant’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), or (B) the expiration of the term of such Option or Stock Appreciation Right set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or Stock Appreciation Right is not exercised within the time specified herein or in the Stock Award Agreement (as applicable), the Option or Stock Appreciation Right shall terminate. For the avoidance of doubt, the Option or Stock Appreciation Rights shall terminate as of the date of termination of Continuous Service with respect to the portion of the Option or Stock Appreciation Rights that the Participant was not entitled to exercise as of such date.
(p)    Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Stock Award Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, all Options and Stock Appreciation Rights shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option and Stock Appreciation Rights from and after the time of such termination of Continuous Service.
(q)    Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.
(r)    Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) or such other applicable limitation set forth in Section 422 of the Code, the Options or portions thereof that exceed such limit shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s). The determination of which Incentive Stock Options shall be treated as

Table of Contents	APPENDICES

Nonstatutory Stock Options shall be made in accordance with applicable rules and regulations under the Code, including to the extent provided therein that such determination shall be based on the order in which such Incentive Stock Options were granted.
(s)    Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Options or Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Committee and contained in the Stock Award Agreement evidencing such Option or Stock Appreciation Right.

6.	STOCK AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS
(a)    Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Committee’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Committee and contain such legends as the Committee deems appropriate and with the Participant to deliver such stock powers or other instruments as the Committee may require. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Restricted Stock Award Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
(ii)    Vesting and Restrictions.  Subject to Section 3(f), the Committee may impose such conditions and restrictions on the grant or vesting of a Restricted Stock Award as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including Performance Goals). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock Award or in installments or otherwise as the Committee may deem appropriate. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.
(iii)    Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)    Transferability. Shares of Common Stock granted under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Committee shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)    Stockholder Rights. Unless otherwise provided in the Restricted Stock Award Agreement, a Participant that has been granted a Restricted Stock Award shall have the right to vote the shares of Common Stock subject to the Restricted Stock Award and the right to receive dividends with respect to such shares of Common Stock, if and when declared by the Board, provided, that the Committee may require that any cash dividends be automatically reinvested in additional shares of Common Stock under the Restricted Stock Award. With respect to any additional shares of Common Stock received in respect of a Restricted Stock Award as a result of adjustments under Section 11(a) or from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in Section 6(a) except to the extent the Committee otherwise determines.

Table of Contents	APPENDICES

(b)    Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration.  At the time of grant of a Restricted Stock Unit Award, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.
(ii)    Vesting and Restrictions.  Subject to Section 3(f), the Committee may impose such conditions and restrictions on the grant or vesting of a Restricted Stock Unit Award as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including Performance Goals). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to the full Restricted Stock Unit Award or in installments or otherwise as the Committee may deem appropriate.
(iii)    Payment.  After all conditions and restrictions applicable to a Restricted Stock Unit Award have been satisfied or lapsed but subject to Section 6(b)(iv) below, the Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the Restricted Stock Unit Award Agreement.
(iv)    Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)    Dividend Equivalents.  A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which a Restricted Stock Unit Award is granted. Notwithstanding the foregoing, dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Committee and subject to such terms provided in the Restricted Stock Unit Award Agreement; provided that dividend equivalents with respect to a Restricted Stock Unit Award that has performance-based vesting conditions shall only be paid or credited, as determined by the Committee, to the extent such performance-based vesting conditions have been met or as otherwise provided by the Committee. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include conversion of dividend equivalents into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)    Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(vii)    Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.
(c)    Other Stock Awards.  The Committee may grant Other Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Other Stock Awards may be granted either alone or in addition to Stock Awards provided for under

Table of Contents	APPENDICES

Section 5 and the preceding provisions of this Section 6. Other Stock Awards shall be evidenced by a Stock Award Agreement in such form as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to which the Other Stock Award pertains, the form in which the Other Stock Award shall be paid, and all other terms and conditions of such Other Stock Awards.

7.	PERFORMANCE AWARDS
(a)    Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award that may be granted or may vest based upon the attainment of certain performance goals (which may be, but need not be, Performance Goals within the meaning of Section 14(kk)) selected by the Committee. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained shall be conclusively determined by the Committee. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Committee may determine that cash may be used in payment of Performance Stock Awards in lieu of shares of Common Stock. Notwithstanding anything to the contrary in this Section 7(a), Performance Stock Awards granted to Covered Employees that are designated as Performance-Based Compensation Awards shall only be granted, administered and paid in compliance with all the requirements for Performance-Based Compensation Awards set forth in Section 7(c) below.
(b)    Cash Incentive Awards. Cash Incentive Awards may be granted only to Employees. The Committee shall select the Performance Goals to be achieved by the Participant, the completion of any specified period of Continuous Service, the length of the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee.
(i)    General Terms of Cash Incentive Awards. At the time Performance Goals for a Cash Incentive Award for a Participant are established for a Performance Period, the Committee also shall establish a target Cash Incentive Award opportunity for the Participant, which shall be based on the achievement of one or more specified targets of the Performance Goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s base salary or a multiple or percentage thereof, a dollar amount, a percentage of the applicable criteria underlying the specified Performance Goal(s) (or a percentage thereof in excess of a threshold amount) or otherwise. The foregoing objective formula or standard also may be expressed in the form of a range, pursuant to which the actual amount of a Cash Incentive Award payable under the Plan may vary depending upon the extent to which the Performance Goals for the Performance Period have been attained. For the avoidance of doubt, pursuant to the foregoing, the Committee may establish for any Participant a method or formula for determining the maximum amount payable (subject to the maximum specified in Section 3(e)) based on the level of achievement of the applicable Performance Goal(s). The Committee also may establish a Participant’s potential Cash Incentive Award as a percentage of a bonus pool; provided, however, that the amount of the bonus pool (or the formula for determining the amount of the bonus pool) shall be established in accordance with the requirements of this Section 7(b) and that the sum of the individual maximum percentages of the bonus pool that each Participant potentially could receive shall not exceed 100%.
Whether the Performance Goals have been achieved shall be determined by the Committee. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Cash Incentive Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Cash Incentive Award, the Committee may establish terms regarding the circumstances in which a Participant who is not a Covered Employee will be entitled to payment notwithstanding the failure to achieve the applicable Performance Goals or targets.
(ii)    Payments. At the time the Committee determines a Cash Incentive Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Cash Incentive Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code, and provided further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the later of (I) the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture, and (II) the 15th day of the third month of the Company’s fiscal year

Table of Contents	APPENDICES

following the Company’s fiscal year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.
(iii)    Beneficiary Designation. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) for payment of any Cash Incentive Award that might be due under the terms of such Cash Incentive Award in the event of the Participant’s death. Each beneficiary designation shall become effective only upon delivery of written notice of the beneficiary to the Company in a form provided by or otherwise satisfactory to the Company. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to any payment that might be due of a Cash Incentive Award.
(c)    Performance-Based Compensation Awards.
(i)    General Terms. Performance Stock Awards and Cash Incentive Awards that are intended to constitute Performance-Based Compensation Awards may only be granted by the Committee (or a subcommittee thereof, in which case references in this Section 7(c) to the Committee shall refer to such subcommittee), provided that the members of the Committee must be comprised entirely of Outside Directors as described in Section 2(b)(ii) of the Plan. For each Award intended to be a Performance-Based Compensation Award, the Committee shall establish the Performance Period, the Performance Goals, and the performance formula (i.e., the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance-Based Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance-Based Compensation Award has been earned for the Performance Period), all in writing within the Applicable Period with respect to such Award. Performance Goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that achievement of the Performance Goals must be substantially uncertain at the time they are established and any such special rules and conditions shall not be inconsistent with the provisions of Treasury Regulation Section 1.162-27(e) for Qualified Performance-Based Compensation. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period. The Committee also may establish subjective Performance Goals, provided that the subjective Performance Goals may be used only to reduce, and not increase, the Performance-Based Compensation Award of a Covered Employee otherwise payable under the Plan. Following the completion of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance-Based Compensation Award have been achieved for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Covered Employee except in its discretion in the case of the death or Disability of the Participant or a Change in Control. The Committee shall have the power to impose such other restrictions on Performance-Based Compensation Awards as it may deem necessary or appropriate, provided such restrictions are not inconsistent with the requirements for Qualified Performance-Based Compensation. For the avoidance of doubt, the Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance-Based Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance-Based Compensation Award above the applicable limitations set forth in Section 3(e) of the Plan.
(ii)    Negative Discretion. The Committee may exercise “negative discretion” (consistent with Section 162(m) of the Code) to reduce or eliminate the amount payable under any Performance-Based Compensation Award that is a Cash Incentive Award if, in its sole judgment, such reduction or elimination is appropriate. Negative discretion shall not be used with respect to a Performance-Based Compensation Award that is settled in shares of Common Stock.
(iii)    No Obligation to Grant Qualified Performance-Based Compensation. As also described in Section 10(k), and notwithstanding anything to the contrary in the Plan, the Committee shall have no obligation to grant any Award, whether settled in Common Stock or cash, as Qualified Performance-Based Compensation. For the avoidance of doubt, the Committee may grant in its sole discretion an Award based on one or more of the Performance Criteria and determine that it shall not be a Performance-Based Compensation Award, and any such Award shall not be subject to the terms, conditions and restrictions set forth in this Section 7(c).

8.	FORFEITURE AND CLAWBACK
(a)    Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, a Stock Award Agreement or the terms of the grant of an Award may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including without

Table of Contents	APPENDICES

limitation the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, termination of Continuous Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company or an Affiliate, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company or an Affiliate), whether during or after termination, in addition to any forfeitures due to a vesting schedule or termination of Continuous Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.
(b)    Company Policies. All Awards granted under the Plan also shall be subject to the terms and conditions of any applicable law and any applicable policy regarding hedging, clawbacks, forfeitures, or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as may be amended) and any implementing rules and regulations promulgated thereunder; and/or Section 304 of the Sarbanes Oxley Act of 2002 (as may be amended) and any implementing rules and regulations promulgated thereunder.

9.	COVENANTS OF THE COMPANY
(a)    Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b)    Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award or to effect similar compliance under any applicable state laws. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency (or state regulatory bodies) the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
(c)    No Obligation to Notify.  The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

10.	MISCELLANEOUS
(a)    Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.
(c)    Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for issuance of the shares covered by the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan or the fact of any grant of an Award shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment

Table of Contents	APPENDICES

of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Other Plans. Awards under the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its Affiliates, unless such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation.
(f)    Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(g)    Withholding Obligations
(i)    Stock Awards. Unless prohibited by the terms of a Stock Award Agreement, the Company may, generally in its sole discretion but subject to the determination of the Committee and any procedures it may determine with respect to Exchange Act Persons, satisfy any federal, state, local or foreign tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (A) causing the Participant to tender a cash payment; (B) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that such share withholding can be effected without causing liability under Section 16(b) of the Exchange Act and provided, further, that the Committee may permit such share withholding in excess of the minimum required statutory amount so long as such share withholding will not trigger classification of the Stock Award as a liability for financial accounting purposes; (C) withholding cash (or causing an Affiliate to withhold cash) from a Stock Award settled in cash; (D) withholding payment (or causing an Affiliate to withhold payment) from any amounts otherwise payable to the Participant; or (E) by such other method as may be set forth in the Stock Award Agreement. Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or settle any Stock Awards payable hereunder if such withholding requirements have not been satisfied.
(ii)    Cash Incentive Awards. The Company shall have the right to require, prior to the payment of any amount pursuant to a Cash Incentive Award made hereunder, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. For the avoidance of doubt, the Company and its Affiliates shall have the power and the right to deduct or withhold from the payment of any Cash Incentive Awards any such tax withholding amounts.
(h)    Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
(i)    Deferrals.  To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an employee. The Committee is authorized to

Table of Contents	APPENDICES

make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(j)    Compliance with Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing any such Stock Award and the terms of any such Cash Incentive Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan, Stock Award Agreements and Awards shall be interpreted in accordance with Section 409A of the Code, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in the terms of an Award, to the extent that any such Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six (6) months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Stock Award Agreement or the terms of any Award, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
(k)    Compliance with Code Section 162(m). At all times when the Committee determines that compliance with the Qualified Performance-Based Compensation provisions under Section 162(m) of the Code is required or desired, it is intended that Options, Stock Appreciation Rights, Performance Stock Awards and Cash Incentive Awards granted under this Plan comply with such provisions, and the Plan must be resubmitted to the stockholders of the Company as necessary in accordance with Section 162(m) of the Code (which Treasury Regulations thereunder currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not meet the requirements for Qualified Performance-Based Compensation and the Committee may grant Awards that do not satisfy the requirements of Section 162(m) of the Code. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for Qualified Performance-Based Compensation under Section 162(m) of the Code.
(l)    Stock Ownership Requirements. Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to any Stock Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock.
(m)    Restrictions on Transferability. Except as otherwise provided herein or in a Stock Award Agreement, no Award, right to payment under any Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award, right to payment or such shares of Common Stock in

Table of Contents	APPENDICES

violation of the Plan or a Stock Award Agreement shall relieve the Company and its Affiliates from any obligations to the Participant thereunder and such Award and all rights thereunder shall immediately become null and void.
(n)    No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature and unsecured by any assets of the Company or any Affiliate. Neither the Company nor any Affiliate shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Affiliate, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Affiliate.
(o)    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Exchange Act Participants, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act.
(p)    Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements (including an arrangement not intended to be Qualified Performance-Based Compensation under Section 162(m) of the Code) or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.
(q)    Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
(r)    Titles and Headings; Gender and Number. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS
(a)    Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Committee shall appropriately, equitably and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(e) (to the extent such adjustment would not cause a failure to comply with the “performance-based compensation” exception under Section 162(m) of the Code); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive.
(b)    Dissolution or Liquidation.  Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Committee may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)    Change in Control.  In the event of a Change in Control, each outstanding Award shall be treated as the Committee determines (subject to Section 11(c)(ii) below), including without limitation, that each Award be assumed as provided in Section 11(c)(i) below. The Committee will not be required to treat all Awards similarly and may treat Stock

Table of Contents	APPENDICES

Awards differently in its sole discretion. In the absence of the Committee’s determination otherwise, the following provisions shall apply to Stock Awards and Cash Incentive Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award.
(i)    Stock Awards May Be Assumed.  Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. In connection with a Change in Control, the Committee may establish terms and conditions for the assumption, continuation or substitution of any Stock Award.
(ii)    Stock Awards Held by Current Participants.  Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with Section 11(c)(i) above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Change in Control).
(iii)    Stock Awards Held by Persons other than Current Participants.  Except as otherwise stated in the Stock Award Agreement, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with Section 11(c)(i)  above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Change in Control.
(iv)    Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event an Option or Stock Appreciation Right will terminate if not exercised prior to the effective time of a Change in Control, the Committee may provide, in its sole discretion, that the Option or the Stock Appreciation Right may not be exercised but instead shall be cancelled and the holder thereof shall receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the amount or value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Committee, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise; provided, however, that if there is no such excess, the Option or Stock Appreciation Right may be cancelled without any payment to the holder.
(v)    Cash Incentive Awards. All Cash Incentive Awards earned but still outstanding as of the date of a Change in Control shall be payable in full immediately upon a Change in Control. Any remaining Cash Incentive Awards shall be accelerated and immediately paid upon a Change in Control based upon assumed achievement of 100% of target levels under the Performance Goals.
(d)    Other Change in Control Provisions. An Award may be subject to additional provisions upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant or as may be provided by the Committee

Table of Contents	APPENDICES

with respect to a Cash Incentive Award. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period before or after the occurrence of a Change in Control.

12.	AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN
(a)    Amendment of the Plan. The Committee may at any time, and from time to time, amend the Plan in whole or in part in any respect it deems necessary or advisable,; provided that, any such amendment of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation or Section 2(d) of the Plan. No amendment of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the affected Participant’s written consent, provided, however, that the Committee may amend the Plan in any respect it deems necessary or advisable (i) to comply with applicable law or address other regulatory matters without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) the Plan or any terms of an outstanding Award to comply with, or meet an exemption from, Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto), or (ii) if the Committee determines that the amendment of the Plan is in the best interest of the affected Participant.
(b)    Plan Term.  The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but the Plan shall remain effective with respect to any outstanding Awards previously granted.
(c)    No Impairment of Rights.  Suspension or termination of the Plan may not materially impair rights and obligations under any Award granted while the Plan is in effect without the written consent of the affected Participant except to the same extent as provided in Section 12(a) with respect to amendments to the Plan.

13.	CHOICE OF LAW
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.	DEFINITIONS
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition. Notwithstanding the foregoing, for purposes of Incentive Stock Options, Affiliate means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or Stock Appreciation Rights, an entity shall not be considered an Affiliate if such Options or Stock Appreciation Rights would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.
(b)    “Applicable Period” means, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earliest of (i) the 90th day after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed (or such shorter or longer maximum period during which Performance Goals must be pre-established for Qualified Performance-Based Compensation in accordance with Section 162(m) of the Code). Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code.
(c)    “Award” or “Awards” means, individually or collectively, a Stock Award or a Cash Incentive Award.
(d)    “Board” means the Board of Directors of the Company.

Table of Contents	APPENDICES

(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.
(f)    “Cash Incentive Award” means a cash award to which a Participant may be entitled if Performance Goals for a Performance Period are satisfied. A Cash Incentive Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.
(g)    “Cause” means with respect to a Participant, except to the extent the applicable Stock Award Agreement provides otherwise or incorporates a different definition of “Cause,” the occurrence of any of the following events: (i) such Participant’s conviction of, or a plea of nolo contendere to, a felony; (ii) such Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property or assets of the Company; (iii) such Participant’s material violation of Company policies, including, without limitation, nondisclosure of confidential information; or (iv) such Participant’s intentional and willful engagement in misconduct which is materially injurious to the Company Notwithstanding the foregoing, if the Participant has entered into an employment or other agreement with the Company that includes a definition of “Cause,” then in the absence of a specific definition of “Cause” in the applicable Award Agreement, the definition of “Cause” in such employment or other agreement shall take precedence over the foregoing definition of “Cause.” Following a Participant’s termination of Continuous Service, if it is determined that the Participant’s service could have been terminated for Cause, such Participant’s service shall be deemed to have been terminated for Cause. In any event, “Cause” shall be determined by the Committee (or its delegate).
(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions relative to each other as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

Table of Contents	APPENDICES

(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.
For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
The Committee may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder. In addition, notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(i)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(j)    “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for Qualified Performance-Based Compensation, the Committee shall consist of two or more Outside Directors, as described in Section 2(b)(ii) of the Plan. The Compensation Committee of the Board shall constitute the Committee until otherwise provided by the Board.
(k)    “Common Stock” means the common stock of the Company.
(l)    “Company” means Blackbaud, Inc., a Delaware corporation.
(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Committee in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. The Committee or the chief executive officer of the Company, in that party’s sole discretion but subject to applicable law, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Committee or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may

Table of Contents	APPENDICES

be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)    “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.
(p)    “Director” means a member of the Board.
(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code.
(r)    “Effective Date” means the date the Plan was first approved by the stockholders of the Company.
(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)    “Entity” means a corporation, partnership, limited liability company or other entity.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or Stock Appreciation Right intended to be exempt from Section 409A of the Code, in a manner that complies with Section 409A of the Code.
(x)    “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
(y)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

Table of Contents	APPENDICES

(z)    “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.
(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(cc)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(dd)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ee)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).
(ff)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(gg)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(hh)    “Participant” means a person to whom a Cash Incentive Award or Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ii)    “Performance-Based Compensation Award” means a Performance Stock Award, a Cash Incentive Award or Other Stock Award that is intended to constitute Qualified Performance-Based Compensation.
(jj)    “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and/or after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction, (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award or Cash Incentive Award is not intended to constitute Qualified Performance-Based Compensation, other measures of performance selected by the Committee. In addition, to the extent consistent with Section 162(m) of the Code, Performance Criteria may be based upon other strategic business criteria, such as negotiating transactions or sales, attaining specified long-term business goals or strategic plans, negotiating significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided however, that the measurement of any such Performance Criteria must be objectively determinable. Partial achievement of the specified

Table of Contents	APPENDICES

Performance Criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or terms of the Cash Incentive Award. The foregoing Performance Criteria shall have any reasonable definitions that the Committee may specify and the Committee shall have the authority to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(kk)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the satisfaction of one or more Performance Criteria. Any one or more of the Performance Criteria may be stated within a Performance Goal as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more of its Affiliates as a whole or with respect to one or more business units or segments, divisions, Affiliates, or business segments, divisions, operational units, product lines, brands, administrative departments of the Company and/or one or more of its Affiliates or any combination thereof, as the Committee may deem appropriate. Performance Goals also may measure Performance Criteria in either absolute terms or relative to a pre-established target, to performance in previous years, to the performance of one or more selected comparison companies or the performance of one or more relevant stock market or other indices, or in percentages or in terms of growth over time, as the Committee, in its sole discretion, deems appropriate. When applicable, Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to a Performance Criteria. Performance Goals need not be based upon an increase or positive result under a Performance Criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the Performance Criteria). In connection with establishing Performance Goals, the Committee is authorized, in its sole discretion, to provide for automatic adjustments (in measures of achievement, amounts payable, or other award terms) to reflect objectively determinable events that may affect Performance Criteria, including but not limited to (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, corporate tax rates, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) events of an “unusual nature” or of a type that indicates “infrequency of occurrence,” both as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (ix) foreign exchange gains and losses; (x) discontinued operations and nonrecurring charges; and (xi) a change in the Company’s fiscal year, with any such adjustment to be established and administered in a manner consistent with the requirements under Section 162(m) of the Code for Qualified Performance-Based Compensation. Performance Goals (and the underlying Performance Criteria) must be objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the Performance Goals have been met). In the event that applicable tax and/or securities laws change to allow the Committee the discretion to alter the governing Performance Goals for Qualified Performance-Based Compensation without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval.
(ll)    “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and/or the payment of a Performance Stock Award or a Cash Incentive Award.
(mm)    “Performance Stock Award” means a Stock Award as described in Section 7(a).
(nn)    “Plan” means this Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan.
(oo)    “Prior Plan” means the Company’s 2008 Incentive Plan, as in effect immediately prior to the Effective Date.
(pp)    “Qualified Performance-Based Compensation” shall have the meaning set forth in Treasury Regulation Section 1.162-27(e).
(qq)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

Table of Contents	APPENDICES

(rr)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ss)    “Restricted Stock Unit Award” means non-voting units of measurement that represent the contingent right to receive shares of Common Stock (or the value of shares of Common Stock) which is granted pursuant to the terms and conditions of Section 6(b).
(tt)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
(uu)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(vv)    “Securities Act” means the Securities Act of 1933, as amended. Reference to any section of (or rule promulgated under) the Securities Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(ww)    “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(xx)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
(yy)    “Stock Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, Performance Stock Award, or any Other Stock Award granted under the Plan.
(zz)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan. The Stock Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Stock Awards supplemented by a Stock Award notice issued by the Company.
(aaa)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(bbb)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.